Exhibit 10.2

EXECUTION VERSION
______________________________________________________________________________
LOAN AND SECURITY AGREEMENT
Dated as of April 19, 2018
______________________________________________________________________________
SUPER MICRO COMPUTER, INC.,

as U.S. Borrower,
SUPER MICRO COMPUTER B.V.,
as Dutch Borrower
______________________________________________________________________________
BANK OF AMERICA, N.A.,
as Agent
______________________________________________________________________________
BANK OF AMERICA, N.A.,
as Sole Lead Arranger, Sole Bookrunner
______________________________________________________________________________
ING CAPITAL LLC,
as Syndication Agent,
EAST WEST BANK,
as Documentation Agent
______________________________________________________________________________

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

-iii-

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LIST OF EXHIBITS AND SCHEDULES
Exhibit A     Assignment
Exhibit B     Assignment Notice
Schedule 1.1        Revolver Commitments of Lenders
Schedule 7.3        Real Estate
Schedule 8.5        Deposit Accounts
Schedule 8.6.1        Business Locations
Schedule 9.1.4        Names and Capital Structure
Schedule 9.1.5        Real Property in a Special Flood Hazard Zone
Schedule 9.1.11    Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14    Environmental Matters
Schedule 9.1.15    Restrictive Agreements
Schedule 9.1.16    Litigation
Schedule 9.1.20    Labor Contracts
Schedule 10.2.2    Existing Liens
Schedule 10.2.17    Existing Affiliate Transactions

99881535_9

LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT is dated as of April 19, 2018, among SUPER MICRO COMPUTER, INC., a Delaware corporation (“SMCI”, together with any other party joined hereto after the U.S. Closing Date as a “U.S. Borrower”, individually, each a “U.S. Borrower” and collectively, the “U.S. Borrowers”), upon the Dutch Closing Date (as defined below), SUPER MICRO COMPUTER B.V., a private limited liability company formed under the laws of the Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 17102792 (“SMCI BV”, together with any other party joined hereto after the Dutch Closing Date as a “Dutch Borrower”, individually, each a “Dutch Borrower” and collectively, the “Dutch Borrowers”, and together with U.S. Borrowers, individually, a “Borrower” and, collectively, the “Borrowers”), the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as administrative agent for the Lenders (in such capacity, “Agent”).
R E C I T A L S:
WHEREAS, Dutch Borrowers have requested that Dutch Lenders provide a credit facility to Dutch Borrowers to finance their mutual and collective business enterprise. Dutch Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.
WHEREAS, U.S. Borrowers have requested that U.S. Lenders provide a credit facility to U.S. Borrowers to finance their mutual and collective business enterprise. U.S. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
SECTION 1.DEFINITIONS; RULES OF CONSTRUCTION
1.1    Definitions. As used herein, the following terms have the meanings set forth below:
Account Debtor Approved Countries: shall mean the United States, Canada, the Netherlands, Germany, France, the United Kingdom, Spain, Italy, Portugal, Australia, Hong Kong, New Zealand, Finland, Sweden, Norway, Belgium, Luxemburg, Ireland, Singapore, Switzerland, in each case together with any state or province or territory thereof (as applicable); provided, that, the Agent may, in its Permitted Discretion and as a condition to such jurisdiction remaining an Account Debtor Approved Country, require that Borrowers provide local law security documentation in respect of Accounts of Account Debtors organized outside of the jurisdiction of organization of such Borrowers to ensure that the Agent has a duly perfected and enforceable Lien under the applicable law of such jurisdiction; further provided, that Agent may add to or remove from the above list any countries in its Permitted Discretion.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.
Affiliate: with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person.
Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.
Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
Agreement Currency: as defined in Section 1.5.
Allocable Amount: as defined in Section 5.11.3.
Alternative Currency: Euros, Sterling or any other currency acceptable to the Agent, and the Issuing Bank.
Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act and the DMLTFPA.
Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
Applicable Margin: the margin set forth below:
(i) at any time prior to the Conversion Date, 2.75% with respect to U.S. Revolver Loans, and
(ii) upon and after the Conversion Date, as determined by the average daily Global Availability for the last Fiscal Quarter:

Level	Global Availability (as % of Revolver Commitments)	U.S. Revolver Loans	Dutch Revolver Loans
I	<25%	2.00%	2.00%
II	>25% and < 50%	1.75%	1.75%
III	>50%	1.50%	1.50%

Until the last day of the Fiscal Quarter after the completion of the first full Fiscal Quarter after the Conversion Date, margins shall be determined as if Level II were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily Global Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt of such Borrowing Base Report.
Applicable Time Zone: for borrowings under, and payments due by Borrower or Lenders on (a) with respect to U.S. Revolver Loans, time of the day in Los Angeles, California, and (b) with respect to Dutch Revolver Loans, time of day in London, England
Approved Fund: any entity that is owned or Controlled by a Lender or Affiliate of a Lender, and is engaged in making or investing in commercial loans in its ordinary course of activities.
Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including any disposition in connection with a sale-leaseback transaction or synthetic lease.
Assignment: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.
Availability Reserve: the Dutch Availability Reserve or the U.S. Availability Reserve, as the context requires.
Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.
Bank Products: Dutch Bank Products and/or U.S. Bank Products, as the context so requires.
Bank Product Reserve: the Dutch Bank Product Reserve and/or U.S. Bank Product Reserve, as the context so requires.
Bankruptcy Code: Title 11 of the United States Code.
Board of Governors: the Board of Governors of the Federal Reserve System.
Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person.
Borrower Agent: as defined in Section 4.4.
Borrower Materials: Dutch Borrowing Base Reports, U.S. Borrowing Base Reports, Compliance Certificates and other information, reports, financial statements and other materials delivered by any Borrower hereunder, as well as other Reports and information provided by Agent to Lenders.
Borrowing: a group of Dutch Revolver Loans or U.S. Revolver Loans (as applicable) that are made on the same day.
Borrowing Base Report: the Dutch Borrowing Base Report and/or U.S. Borrowing Base Report, as the context so requires.
Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, California or Texas , and if such day relates to a LIBOR, any such day on which dealings in Dollar deposits are conducted in the London interbank market and if such day relates to a Dutch Revolver Loan or Dutch Letter of Credit, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, London, England or Amsterdam, the Netherlands.
Capital Expenditures: all liabilities incurred or expenditures made by a Borrower or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease required to be capitalized for financial reporting purposes in accordance with GAAP.
Cash Collateral: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.
Cash Collateralize: the delivery of cash to Agent, as security for the payment of (a) Dutch Obligations, in an amount equal to (i) with respect to Dutch LC Obligations, 105% of the aggregate Dutch LC Obligations, and (ii) with respect to any inchoate, contingent or other Dutch Obligations (including Dutch Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder and (b) U.S. Obligations, in an amount equal to (i) with respect to U.S. LC Obligations, 105% of the aggregate U.S. LC Obligations, and (ii) with respect to any inchoate, contingent or other U.S. Obligations (including U.S. Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.
Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.
Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).
Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.
Change of Control: the occurrence of any of the following in any transaction or series of related transactions or events:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty five percent (35)% or more of the Equity Interests of SMCI entitled to vote for members of the board of directors or equivalent governing body of the SMCI on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);
(b)    SMCI fails to own and control 100% of the Equity Interests of its Subsidiaries except as a disposition of such Equity Interests is subject to a Permitted Asset Disposition; or
(c)    during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of SMCI cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Revolver Loans,

Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
Code: the Internal Revenue Code of 1986.
Collateral: the Dutch Collateral and/or U.S. Collateral, as the context so requires.
Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.5; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.
Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
Competitor: the following listed Persons: Huawei, Inspur, Sogun, Lenova, Quanta, Winstron, Asus, Foxcon, Flextronics, Dell, HPE, IBM, Cisco, Fujitsu, NEC, Samsung, Intel, Seagate and Western Digital.
Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Section 10.3 (and provide the calculation of the financial covenants set forth in Section 10.3 whether or not a Trigger Period exists).
Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.
Consolidated EBITDA: for any fiscal period, without duplication, the total of the following for SMCI and its Subsidiaries on a consolidated basis each calculated for such period in accordance with GAAP, (a)  Consolidated Net Income plus (b) to the extent deducted in calculating such Consolidated Net Income (without duplication): the sum of (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense (iv) fees and expenses incurred in connection with the negotiation, execution and delivery on the U.S. Closing Date of the Loan Documents, (v) non-cash charges and losses (excluding any such non-cash charges or losses to the extent (A) relating to any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to Accounts and Inventory, (B) any such non-cash item to the extent it represents an accrual of, or reserve for, such expenditures in any future period), (vi) non-cash expenses in connection with the issuance of Equity Interests (other than Disqualified Stock) to the extent permitted by this Agreement to the employees, officers or directors of SMCI or any of its Subsidiaries,(vii) non-recurring expenses in connection with any Permitted Acquisitions or other Investment permitted under this Agreement or a Permitted Asset

Disposition which is not in the Ordinary Course of Business, (viii) charges or expenses incurred and paid during the Fiscal Year ending June 30, 2018 in the aggregate amount not to exceed $20,000,000, in connection with the preparation of the audited financial statements of SMCI for the Fiscal Year ending June 30, 2017 and the preparation and filing of Borrower’s Form 10-K with the Securities and Exchange Commission for its Fiscal Year ending June 30, 2017, and (ix) any other item approved by Agent in its Permitted Discretion, plus (c) to the extent not included in determining Consolidated Net Income, business interruption insurance proceeds received in cash in such period less, (d) without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period (i) any credit for federal, state, local or foreign income taxes payable, (ii) non-cash gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods), (iii) any aggregate net gain from any Permitted Asset Disposition (excluding the disposition of any Accounts or Inventory) made not in the Ordinary Course of Business and (iv) any other item required by Agent in its Permitted Discretion.
Consolidated Interest Charges: for any period of measurement, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with Borrowed Money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by SMCI and its Subsidiaries on a consolidated basis.
Consolidated Net Income: at any date of determination, the net income (or loss) of SMCI and its Subsidiaries on a consolidated basis for the applicable period of measurement; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of Distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organic Documents or any agreement, instrument or law applicable to such Subsidiary during such period, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Equity Interests of SMCI or any of its Subsidiaries in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to SMCI or a Subsidiary as a Distribution (and in the case of a Distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to SMCI as described in clause (b) of this proviso).
Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
Control: possession, directly or indirectly, of the power to direct or cause direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.
Conversion Date: the date on which the Agent provides to Borrower Agent written notice (together with an updated Schedule 1.1 reflecting the Revolver Commitments upon the occurrence of the Conversion Date) that each of the following conditions have been satisfied:
(a)     Borrower Agent has requested, in a writing delivered to Agent, that the Agent pursue the actions necessary to cause the Conversion Date to occur;
(b)    SMCI has filed all of its unfiled 10Q and 10K filings with the SEC and Agent and Supermajority Lenders have reviewed and approved all such filings;
(c)     SMCI has delivered to Agent and Lenders its Fiscal Year ending June 30, 2017 unqualified audited financial statements together with a management letter from its certified public accountants (who are acceptable to Agent), indicating that any issues resulting in the late filing of its 10Q and 10K filings with the SEC have been resolved;
(d)     confirmation by Agent that SMCI is in good standing with the NASDAQ Stock Market;
(e)     Agent has received satisfactory confirmation that upon the satisfaction of all of the conditions set forth in this definition, the Revolver Commitments shall be in an amount agreed upon by Agent and Borrower Agent;
(f)     Agent and Supermajority Lenders have completed their business and legal due diligence, including collateral reviews, field examinations, audits, appraisals, assessments and other reviews by Agent and Supermajority Lenders;
(g)     Global Availability after giving effect to the Conversion Date is in an amount greater than $100,000,000;

(h)     Agent has received such additional Revolver Commitments from the Lenders or Eligible Assignees as are deemed necessary by Agent and Borrower Agent;
(i)    Each Lender providing a Revolver Commitment after the Conversion Date has obtained internal credit approval;
(j)    All of the matters set forth in Section 6.4.1 have been completed; and
(j)     Agent has received all such documents executed by any Obligor, Lender or Eligible Assignee as deemed necessary by Agent in its Permitted Discretion, including any amendments to the Loan Documents.
CRR: means Regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012.
CWA: the Clean Water Act (33 U.S.C. §§1251 et seq.).
Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.
Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.
Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days of the date required hereunder; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) other than an Undisclosed Administration, has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.
Deposit Account Control Agreement: control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.
Designated Jurisdiction: a country or territory that is the target of a Sanction.
Dilution Percent: the percent, determined for Borrowers’ most recent Fiscal Quarter or trailing twelve month period (as determined by Agent), equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.
Dilution Reserve: with respect to Dutch Borrowers or U.S. Borrowers, an amount equal to 1.0% of the sum of Eligible Credit Insured Accounts and Eligible Non-Credit Insured Accounts for each percentage point (or portion thereof) that the Dilution Percent exceeds 5%.
Disqualified Institution: on any date, (a) any Person designated by Borrower Agent as a “Disqualified Institution” by written notice delivered to Agent on or prior to the date hereof and (b) any other Person that is a Competitor of a Borrower or any of its Subsidiaries, which Person has been designated by Borrower Agent as a “Disqualified Institution” by written notice to Agent and the Lenders (including by posting such notice to the Platform) not less than 15 Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the Borrower Agent has designated as no longer being a “Disqualified Institution” by written notice delivered to the Agent from time to time.
Disqualified Stock: with respect to any Person, any Equity Interest issued by that Person, that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a Change in Control or similar event), (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Stock), pursuant to a sinking fund obligation or otherwise or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the date that is ninety-one (91) days after the Revolver Termination Date.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.
DMLTFPA: the Dutch Money Laundering and Terrorism Finance Prevention Act (Wet ter voorkoming van witwassen en financieren van terrorisme)

Dollars: lawful money of the United States.
Dominion Account: a special account established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes; provided, that the Dominion Account into which proceeds of Dutch Collateral are deposited shall be in a country acceptable to Agent other than the Netherlands.
DQ List: as defined in Section 13.5.4.
Due Diligence Trigger Period: the period (a) Global Availability is less than the greater of (i) the $50,000,000, and (ii) 17.5% of the Global Borrowing Base; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Global Availability has been more than the greater of (i) $50,000,000 and (y) 17.5% of the Global Borrowing Base.
Dutch Accounts Formula Amount: the sum of 85% of the Value of Eligible Non-Credit Insured Accounts of Dutch Borrowers.
Dutch Availability: the Dutch Borrowing Base minus Dutch Revolver Usage.
Dutch Availability Reserve: the sum (without duplication) of (a) the Dutch Inventory Reserve; (b) the Rent and Charges Reserve with respect to any Dutch Borrower; (c) the Dutch Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon Dutch Collateral that are or may be senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) the Dilution Reserve with respect to Dutch Borrowers; and (f) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.
Dutch Bank Account Pledge: the bank account pledge governed by Dutch law dated as of the Dutch Closing Date by and among the Dutch Borrowers and Agent.
Dutch Bank Product: any of the following products or services extended to a Dutch Borrower or Affiliate of a Dutch Borrower (other than U.S. Borrowers) by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases, supply chain financing and other banking products or services, other than Dutch Letters of Credit.
Dutch Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion with respect to Dutch Secured Bank Product Obligations.
Dutch Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate Dutch Revolver Commitments; or (b) the sum of the Dutch Accounts Formula Amount, plus the Dutch Inventory Formula Amount, minus the Dutch Availability Reserve; provided, that at no time shall the amount calculated hereunder exceed 30% of the Global Borrowing Base (calculated after giving effect to such limitation).

Dutch Borrowing Base Report: a report of the Dutch Borrowing Base, in form and substance satisfactory to Agent.
Dutch Closing Date: as defined in Section 6.2.
Dutch Collateral: all Property described in any Security Documents as security for any Dutch Obligations, and all other Property of a Dutch Obligor that now or hereafter secures (or is intended to secure) any Dutch Obligations.
Dutch Inventory Formula Amount: the lesser of (i) 70% of the Value of Eligible Inventory of Dutch Borrowers; or (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory of Dutch Borrowers.
Dutch Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory of Dutch Borrowers, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
Dutch LC Obligations: the sum of (a) all amounts owing by Dutch Borrowers for drawings under Dutch Letters of Credit; and (b) the Stated Amount of all outstanding Dutch Letters of Credit.
Dutch Lenders: lenders party to this Agreement (including Agent in its capacity as provider of Dutch Swingline Loans) and any Person who hereafter becomes a “Dutch Lender” pursuant to an Assignment, including any Lending Office of the foregoing.
Dutch Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance, indemnity, reimbursement agreement or similar instrument issued by Issuing Bank for the account or benefit of a Dutch Borrower or Affiliate of a Dutch Borrower (other than a U.S. Borrower).
Dutch Moveable Assets Pledge: the moveable assets pledge governed by Dutch law dated as of the Dutch Closing Date by and among the Dutch Borrower and the Agent.
Dutch Obligations: all (a) principal of and premium, if any, on the Dutch Revolver Loans, (b) Dutch LC Obligations and other obligations of Dutch Obligors with respect to Dutch Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Dutch Obligors under Loan Documents, (d) Dutch Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Dutch Obligors pursuant to the Loan Documents, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Dutch Obligations of a Dutch Obligor shall not include its Excluded Swap Obligations.
Dutch Obligor: each Dutch Borrower, Guarantor or other Person that is liable for payment of any Dutch Obligations or that has granted a Lien on its assets in favor of Agent to secure any Dutch Obligations and is organized under the laws of any Jurisdiction other than the U.S.
Dutch Protective Advances: as defined in Section 2.1.7.
Dutch Receivables Pledge: the receivables pledge governed by Dutch law dated as of the Dutch Closing Date by and among the Dutch Borrower and the Agent.
Dutch Revolver Commitment: for any Dutch Lender, its obligation to make Dutch Revolver Loans and to participate in Dutch LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to Sections 2.1.8 or 2.2.2 or an Assignment to which it is a party. “Dutch Revolver Commitments” means the aggregate amount of such commitments of all Dutch Lenders.
Dutch Revolver Loan: any loan made pursuant to Section 2.1 or as a Dutch Swingline Loan.
Dutch Revolver Usage: (a) the aggregate amount of outstanding Dutch Revolver Loans; plus (b) the aggregate Stated Amount of outstanding Dutch Letters of Credit, except to the extent Cash Collateralized by Dutch Borrowers.
Dutch Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Dutch Bank Products owing by a Dutch Borrower or Affiliate of a Dutch Borrower (other than a U.S. Borrower) to a Dutch Secured Bank Product Provider; provided, that Dutch Secured Bank Product Obligations of a Dutch Obligor shall not include its Excluded Swap Obligations.
Dutch Secured Bank Product Provider: (a) Bank of America (and any of its Lending Offices) or any of its Affiliates; and (b) any other Dutch Lender or Affiliate of a Dutch Lender or a counterparty approved by Agent in its sole discretion, that is providing a Dutch Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Dutch Closing Date or creation of the Dutch Bank Product, (i) describing the Dutch Bank Product and setting forth the maximum amount to be secured by the Dutch Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.
Dutch Secured Parties: Agent, Issuing Bank (with respect to Dutch Letters of Credit), Dutch Lenders and Dutch Secured Bank Product Providers.
Dutch Security Documents: the Dutch Moveable Assets Pledge, the Dutch Receivables Pledge, the Dutch Bank Account Pledge, the Dutch U.K. Security Agreement and the Dutch Share Pledge.

Dutch Share Pledge: the share pledge governed by Dutch law dated as of the Dutch Closing Date by and among direct owner of Dutch Borrower Equity Interests, the Dutch Borrower and Agent.
Dutch Swingline Loan: any Borrowing of Dutch Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Dutch Lenders or repaid by Dutch Borrowers.
Dutch U.K. Security Agreement: the security agreement governed by English law dated as of the Dutch Closing Date in relation to the Dominion Accounts of the Dutch Borrower in the United Kingdom by and among the Dutch Borrower and the Agent.
Dutch Works Councils Act: the Netherlands Works Councils Act (Wet op de ondernemingsraden).
EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.
EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.
EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars or an Alternative Currency and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) once billed, it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is the target of any Sanction or on any specially designated nationals list maintained by OFAC; or the

Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act; (h) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien; (i) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (j) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (k) its payment has been extended or the Account Debtor has made a partial payment; (l) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale‑or‑return, sale‑on‑approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (m) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (n) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.
Eligible Assignee: (a) a Lender, Affiliate of a Lender or Approved Fund; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment) and Agent; or (c) during an Event of Default, any Person acceptable to Agent in its discretion.
Eligible Credit Insured Accounts: Eligible Accounts with respect to which the applicable Account Debtor is organized or has its principal offices or assets outside the United States, Canada or other Account Debtor Approved Country but which is supported by a letter of credit (delivered to and directly drawable by Agent) or credit insurance satisfactory in all respects to Agent and is subject to such assignments and endorsements issues for the benefit of Agent, which are in form and substance satisfactory to Agent.
Eligible Inventory: Inventory owned by a Borrower that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person that is the target of any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien; (h) is within the continental United States or Canada with respect to U.S. Borrowers and the Netherlands with respect to Dutch Borrower, is not in transit except between locations of Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; and (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (l) is reflected in the details of a current perpetual inventory report.
Eligible Non-Credit Insured Accounts: Eligible Accounts with respect to which the applicable Account Debtor is organized or has its principal offices or assets within the United States, Canada or other Account Debtor Approved Country.
Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.
Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.
Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.
Environmental Release: a release as defined in CERCLA or under any other Environmental Law.
Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.
ERISA: the Employee Retirement Income Security Act of 1974.
ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in insolvency pursuant to Section 4245 of ERISA; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.
EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.
Event of Default: as defined in Section 11.
Excluded Accounts: all Deposit Accounts (a) maintained solely as payroll, healthcare or other employee wage and benefit accounts (including withholding tax payments related thereto), (b) that are “zero balance” accounts or maintained solely as escrow accounts or fiduciary or trust accounts for the benefit of third parties who are not any Obligor or its Subsidiaries and (c) other Deposit Accounts individually containing not more than $500,000 at any time and collectively containing not more than $2,000,000 at any time.
Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.
Excluded Taxes: any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender or Issuing Bank with respect to its interest in a Revolver Loan, Revolver Commitment, or Letter of Credit pursuant to a law in effect when the Lender or Issuing Bank acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender or Issuing Bank immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.10; (d) U.S. federal withholding Taxes imposed pursuant to FATCA and (e) any U.S. backup withholding Taxes.
Extraordinary Expenses: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.
FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
Federal Funds Rate: (a) the weighted average per annum interest rate on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if the rate is not so published, the average rate per annum (rounded up to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent; provided, that in no event shall the Federal Funds Rate be less than zero.
Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.
Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on June 30 of each year.
Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent 12 months, of (a) Consolidated EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges.
Fixed Charges: the sum of interest expense (other than payment-in-kind), principal payments made on Borrowed Money, and Distributions made; provided, however, that, “interest expense” shall not include interest expense in connection with intercompany Debt solely among Obligors.
FLSA: the Fair Labor Standards Act of 1938.
Flood Laws: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.
Foreign Base Rate: with respect to Loans denominated in Euros, Sterling and Dollars that are funded outside the U.S., LIBOR as in effect on the first day of the current calendar month; provided, that in no event shall the Foreign Base Rate be less than zero.
Foreign Lender: any Lender that is not a U.S. Person.
Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.
Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code or a Subsidiary that is classified as “disregarded as an entity separate from its owner” within the meaning of Section 301.7701-3(a) of the U.S. Treasury Regulations that is treated as owning such controlled foreign corporation, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in Tax liability to one or more Borrower.
Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral). No Revolver Loans shall be deemed to have been paid in full unless all Revolver Commitments related to such Revolver Loans are terminated.
GAAP: (a) in respect of U.S. Obligors and any financial statements or other financial information delivered to any Secured Party which is to be prepared for Borrower and its Subsidiaries on a consolidated basis, generally accepted accounting principles in effect in the United States from time to time and (b) in respect of Dutch Obligors, IFRS as in effect from time to time.
Global Availability: the sum of the Dutch Availability and U.S. Availability.
Global Borrowing Base: the sum of the Dutch Borrowing Base and U.S. Borrowing Base.
Global Revolver Usage: the sum of the Dutch Revolver Usage and U.S. Revolver Usage.
Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).
Guarantor Payment: as defined in Section 5.11.3.
Guarantors: each Person that guarantees payment or performance of any of the Obligations, including a guaranty of the Dutch Obligations by U.S. Obligors. With respect to any Obligations of a U.S. Obligor, “Guarantor” shall exclude any Foreign Subsidiary.
Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.
Hedging Agreement: a “swap agreement” as defined in Bankruptcy Code Section 101(53B)(A).
IFRS: the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.
Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.
Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
Insolvency Regulation: Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast).
Insured Accounts Sublimit: $10,000,000.
Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.
Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.
Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).
Inventory Sublimit: $100,000,000.
Investment: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person, or an advance or capital contribution to or other investment in a Person.
IRS: the United States Internal Revenue Service.
Issuing Bank: Bank of America (including any Lending Office of Bank of America), or any replacement issuer appointed pursuant to Section 2.3.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.
Judgment Currency: as defined in Section 1.5.
LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank and Agent.
LC Conditions: upon giving effect to issuance of a Letter of Credit, (a) the conditions in Section 6 are satisfied; (b) with respect to Dutch Letters of Credit, the total sum of Dutch LC Obligations and U.S. LC Obligations do not exceed the Letter of Credit Subline and Dutch Revolver Usage does not exceed the Dutch Borrowing Base; (c) with respect to U.S. Letters of Credit, the total sum of Dutch LC Obligations and U.S. LC Obligations do not exceed the Letter of Credit Subline and U.S. Revolver Usage does not exceed the U.S. Borrowing Base; (d) with respect to any Letters of Credit, the total LC Obligations do not exceed the Letter of Credit Subline and Global Revolver Usage does not exceed the Global Borrowing Base; (e) the Letter of Credit and payments thereunder are denominated in Dollars or an Alternative Currency; and (f) the purpose and form of the Letter of Credit are satisfactory to Agent and Issuing Bank in their discretion.
LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.
LC Obligations: the sum of Dutch LC Obligations and U.S. LC Obligations.
LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.
Lender Indemnitees: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents and attorneys.
Lenders: the Dutch Lenders and/or U.S. Lenders, as the context so requires.
Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by Agent, a Lender or Issuing Bank by notice to Borrower Agent and, if applicable, Agent.
Letter of Credit: Dutch Letters of Credit and/or U.S. Letters of Credit, as the context so requires.
Letter of Credit Subline: $5,000,000.
LIBOR: with respect to Revolver Loans, the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by the Agent on the first day of each month for a one-month interest period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by the Agent, as published on the applicable Reuters screen page (or other commercially available source designated by the Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; and provided further, that in no event shall LIBOR be less than zero.
License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.
Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.
Lien: a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.
Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
Loan Documents: this Agreement, Other Agreements and Security Documents.
Loan Year: each 12 month period commencing on the U.S. Closing Date or an anniversary thereof.
Margin Stock: as defined in Regulation U of the Board of Governors.
Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, or condition (financial or otherwise) of the Obligors (taken as a whole), on the value of any material Collateral, on the enforceability of any Loan Document, or on the validity or priority of Agent’s Liens on any Collateral; (b) impairs the ability of the Obligors (taken as a whole) to perform their payment obligations under the Loan

Documents; or (c) otherwise materially impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.
Material Contract: any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or to Debt in an aggregate amount of $10,000,000 or more.
Moody’s: Moody’s Investors Service, Inc. or any successor acceptable to Agent.
Mortgage: a mortgage or deed of trust in which an Obligor grants a Lien on its Real Estate to Agent, as security for its Obligations.
Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.
NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.
Non-Public Lender means: (i) until interpretation of “public” as referred to in the CRR by the relevant authority/ies: an entity that provides repayable funds to a Dutch Obligor for a minimum initial amount of EUR 100,000 (or its equivalent in another currency) or an entity otherwise qualifying as not forming part of the public; and (ii) following the publication of an interpretation of “public” as referred to in the CRR by the relevant authority/ies: such amount or such criterion as a result of which such entity shall qualify as not forming part of the public.
Notice of Borrowing: a request by Borrower Agent for a Borrowing of Revolver Loans, in form satisfactory to Agent.
Obligations: the sum of the Dutch Obligations and U.S. Obligations.
Obligor: the Dutch Obligors and U.S. Obligors.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.
Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.
Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.
OSHA: the Occupational Safety and Hazard Act of 1970.
Other Agreement: each LC Document, fee letter, Lien Waiver, Real Estate Related Document, Dutch Borrowing Base Report, U.S. Borrowing Base Report, Compliance Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.
Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the jurisdiction imposing such Tax (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Revolver Loan or Loan Document).
Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).
Overadvance: the sum of the Dutch Overadvances and U.S. Overadvances.
Parallel Obligations: as defined in Section 12.16.
Participant: as defined in Section 13.2.
Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
Payment Conditions: both before and after giving effect to any such payment (whether as a Distribution, Investment or prepayment of Debt) and giving pro forma effect to the applicable payment:

(i) no Default or Event of Default has occurred and is continuing or would arise as a result of the applicable payment, and
(ii) either
(a) (x) Global Availability upon the making of the payment and for each of the 30 consecutive dates immediately prior thereto shall be greater than the greater of (1) $75,000,000 and (2) 17.5% of the Global Borrowing Base then in effect (provided, that at least 50% of the Global Borrowing Base for the purpose of this sub-clause (x) shall consist of the U.S. Borrowing Base), and (y) Fixed Charge Coverage Ratio is equal to or greater than 1.00 to 1.00, or
(b) Global Availability upon the making of the payment and for each of the 30 consecutive dates immediately prior thereto shall be greater than the greater of (1) $100,000,000 and (2) 22.5% of the Global Borrowing Base then in effect (provided, that at least 50% of the Global Borrowing Base for the purpose of this clause (b) shall consist of the U.S. Borrowing Base).
Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.
PBGC: the Pension Benefit Guaranty Corporation.
Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.
Permitted Acquisition: any Acquisition consummated after the occurrence of the events set forth in clauses (b), (c) and (d) of the definition of “Conversion Date”, as long as (a) no Default or Event of Default exists and is continuing or is caused thereby; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Borrowers and Subsidiaries, is located or organized within the United States, and had positive Consolidated EBITDA for the 12 month period most recently ended; (d) no Debt or Liens are assumed or incurred, except as permitted by Sections 10.2.1(f), 10.2.1(i) and 10.2.2(j); and (e) Borrowers deliver to Agent, at least 10 Business Days prior to the Acquisition, copies of all material agreements relating thereto and a certificate, in form and substance reasonably satisfactory to Agent, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.
Permitted Asset Disposition: as long as no Default or Event of Default exists and is continuing and all Net Proceeds are remitted to Agent, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $1,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property, leasing of real Property, subleasing of leased real Property, or assigning a lease of real Property; provided that, any such Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; or (e) approved in writing by Agent and Required Lenders.
Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the U.S. Closing Date with respect to U.S. Borrowers and on the Dutch Closing Date with respect to Dutch Borrowers, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $5,000,000 or less at any time.
Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).
Permitted Intercompany Loans: loans made by an Obligor to a non-Obligor Subsidiary of Borrower so long as (i) no Default or Event of Default exists immediately before and after giving effect thereto and (ii) the aggregate outstanding amount thereof at no time exceeds $20,000,000.
Permitted Lien: as defined in Section 10.2.2.
Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount incurred after the U.S. Closing Date does not exceed $20,000,000 at any time.
Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.
Platform: as defined in Section 14.3.3.
Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.
Pro Rata: shall mean:
(a) with respect to any Dutch Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Dutch Lender’s Dutch Revolver Commitment by the aggregate outstanding Dutch Revolver Commitments; or (b) following termination of the Dutch Revolver Commitments, by dividing the amount of such Dutch Lender’s Dutch Revolver Loans and Dutch LC Obligations by the aggregate outstanding Dutch Revolver Loans and Dutch LC Obligations or, if all Dutch Revolver Loans and Dutch LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Dutch Lender’s and its Affiliates’ remaining Dutch Obligations by the aggregate remaining Dutch Obligations;
(b) with respect to any U.S. Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such U.S. Lender’s U.S. Revolver Commitment by the aggregate outstanding U.S. Revolver Commitments; or (b) following termination of the U.S. Revolver Commitments, by dividing the amount of such U.S. Lender’s U.S. Revolver Loans and U.S. LC Obligations by the aggregate outstanding U.S. Revolver Loans and U.S. LC Obligations or, if all U.S. Revolver Loans and U.S. LC Obligations have been paid in full and/or Cash Collateralized, by dividing such U.S. Lender’s and its Affiliates’ remaining U.S. Obligations by the aggregate remaining U.S. Obligations; and
(c) with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Revolver Commitment by the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate outstanding Revolver Loans and LC Obligations or, if all Revolver Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.
Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
Protective Advances: the sum of the Dutch Protective Advances and U.S. Protective Advances.
Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.
Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.
Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.
RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.
Reallocation: as defined in Section 2.2.2.
Reallocation Date: as defined in Section 2.2.2.
Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.
Refinancing Conditions: (a) the Refinancing Debt is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists and is continuing.
Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d), (f) or (i).
Reimbursement Date: as defined in Section 2.3.2.
Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, in form and substance satisfactory to Agent and received by Agent for review: (a) at least 45 days prior to the effective date of the Mortgage, all information requested by Agent or any Lender for due diligence pursuant to Flood Laws; and (b) at least 15 days prior to the effective date of the Mortgage, (i) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, by an insurer acceptable to Agent, which must be fully paid on such effective date; (ii) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (iii) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Agent; (iv) a life-of-loan flood hazard determination and, if any Real Estate is located in a special flood hazard zone, flood insurance documentation and coverage as required by Flood Laws or otherwise satisfactory to each Lender; (v) a current appraisal of the Real Estate, prepared by an appraiser acceptable to Agent, and in form and substance satisfactory to Required Lenders; (vi) an environmental assessment, prepared by environmental engineers acceptable to Agent, an environmental indemnity agreement if appropriate, and such other reports, certificates, studies or data as Agent may reasonably require, all in form and substance satisfactory to Required Lenders; and (vii) such other documents, instruments or agreements as Agent may reasonably require with respect to the Real Estate and Mortgage.
Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
Report: as defined in Section 12.2.3.
Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.
Requesting Borrower: with respect to any Letter of Credit, the Borrower who requested the issuance of such Letter of Credit.

Required Lenders: two or more unaffiliated Lenders holding more than 50% of (a) the aggregate outstanding Revolver Commitments; or (b) after termination of the Revolver Commitments, the aggregate outstanding Revolver Loans and LC Obligations or, upon Full Payment of all Revolver Loans and LC Obligations, the aggregate remaining Obligations; provided, that Revolver Commitments, Revolver Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Revolver Loan or LC Obligation by the Lender that funded the applicable Revolver Loan or issued the applicable Letter of Credit.
Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the U.S. Closing Date with respect to U.S. Borrowers and the Dutch Closing Date with respect to Dutch Borrower; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; and (d) after the Conversion Date, other Investments (including Permitted Acquisitions) so long as the Payment Conditions are satisfied with respect to each such Investment.
Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.
Revolver Commitments: the sum of the Dutch Revolver Commitments and U.S. Revolver Commitments.
Revolver Loan: a Dutch Revolver Loan and/or U.S. Revolver Loan, as the context so requires.
Revolver Termination Date: if the Conversion Date occurs, the date which is 5 years from the Conversion Date as set forth in the written notice from Agent to Borrower agent confirming that the Conversion Date has occurred and if the Conversion Date does not occur, April 19, 2019.
S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor acceptable to Agent.
Sanction: any sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, U.K. government or other sanctions authority.
Secured Bank Product Obligations: the Dutch Secured Bank Product Obligations and/or U.S. Secured Bank Product Obligations, as the context so requires.
Secured Bank Product Provider: a Dutch Secured Bank Product Provider and/or U.S. Secured Bank Product Provider, as the context so requires.

Secured Parties: Dutch Secured Parties and U.S. Secured Parties.
Security Documents: the Guaranties, Mortgages, Deposit Account Control Agreements, Dutch Security Documents, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.
Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.
Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.
Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.
Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).
Spot Rate: the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency.
Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.
Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which a Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).
Supermajority Lenders: three or more unaffiliated Lenders holding more than 66 2/3% of (a) the aggregate outstanding Revolver Commitments; or (b) after termination of the Revolver Commitments, the aggregate outstanding Revolver Loans and LC Obligations or, upon Full Payment of all Revolver Loans and LC Obligations, the aggregate remaining Obligations; provided, that Revolver Commitments, Revolver Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Revolver Loan or LC Obligation by the Lender that funded the applicable Revolver Loan or issued the applicable Letter of Credit.
Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
Swingline Loan: a Dutch Swingline Loan and/or a U.S. Swingline Loan, as the context so requires.
Taiwan Debt: Debt for Borrowed Money (a) incurred by SMCI BV prior to the U.S. Closing Date pursuant to that certain General Agreement for Omnibus Credit Lines dated January 17, 2018, by and among SMCI BV and Super Micro Computer, Inc. Taiwan, as co-borrowers, and CTBC Bank Co., Ltd., as lender, in an aggregate amount not exceeding $70,000,000, and (b) to be incurred after the U.S. Closing Date by SMCI BV and Super Micro Computer, Inc. Taiwan, as co-borrowers, in an aggregate amount not exceeding $50,000,000 extended by a lender or other financial institution, so long as, in each case, no Obligor’s assets secure the repayment of such Debt and no Obligor other than SMCI BV and Super Micro Computer, Inc. Taiwan has guaranteed or is otherwise obligated on such Debt and so long as the conversion to any borrowing by the Dutch borrowing has not occurred.
Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Trade Date: as defined in Section 135.
Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Global Availability is less than the greater of (x) the Trigger Threshold Amount, and (y) 15% of the Global Borrowing Base; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Global Availability has been more than the greater of (x) Trigger Threshold Amount and (y) 15% of the Global Borrowing Base.
Trigger Threshold Amount: at any time prior to the Conversion Date, $30,000,000 and upon and at any time after the Conversion Date, $50,000,000.
UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
Undisclosed Administration: means in relation to a Dutch Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Dutch Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.
Unused Line Fee Rate: a per annum rate equal to (a) 0.375%, if average daily Global Revolver Usage was 50% or less of the Revolver Commitments during the preceding calendar month, or (b) 0.25%, if average daily Global Revolver Usage was more than 50% of the Revolver Commitments during such month.
Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower.
U.S. Accounts Formula Amount: the sum of (a) 85% of the Value of Eligible Non-Credit Insured Accounts of U.S. Borrowers, plus (b) the lesser of (i) 85% of the Value of Eligible Credit Insured Accounts of U.S. Borrowers and (ii) Insured Accounts Sublimit.
U.S. Availability: the U.S. Borrowing Base minus U.S. Revolver Usage.
U.S. Availability Reserve: the sum (without duplication) of (a) the U.S. Inventory Reserve; (b) the Rent and Charges Reserve with respect to a U.S. Borrower; (c) the U.S. Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon U.S. Collateral that are or may be senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) and the Dilution Reserve with respect to U.S. Borrowers; and (f)

such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.
U.S. Bank Product: any of the following products or services extended to a U.S. Borrower or Affiliate of a U.S. Borrower (other than Dutch Borrowers) by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases, supply chain financing and other banking products or services, other than U.S. Letters of Credit.
U.S. Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion with respect to U.S. Secured Bank Product Obligations.
U.S. Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR, plus 1.0%; provided, that in no event shall the U.S. Base Rate be less than zero.
U.S. Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate U.S. Revolver Commitments; or (b) the sum of the U.S. Accounts Formula Amount, plus the U.S. Inventory Formula Amount, minus the U.S. Availability Reserve.
U.S. Borrowing Base Report: a report of the U.S. Borrowing Base, in form and substance satisfactory to Agent.
U.S. Closing Date: as defined in Section 6.1.
U.S. Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any U.S. Obligations, and all other Property that now or hereafter secures (or is intended to secure) any U.S. Obligations; provided, however, that U.S. Collateral shall not include any assets of any Foreign Subsidiaries.
U.S. Inventory Formula Amount: the lesser of (a) 70% of the Value of Eligible Inventory of U.S. Borrowers; or (b) 85% of the NOLV Percentage of the Value of Eligible Inventory of U.S. Borrowers; provided, that at any time prior to the Conversion Date, the amount calculated under this definition shall not exceed the Inventory Sublimit.
U.S. Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory of U.S. Borrowers, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
U.S. LC Obligations: the sum of (a) all amounts owing by U.S. Borrowers for drawings under U.S. Letters of Credit; and (b) the Stated Amount of all outstanding U.S. Letters of Credit.

U.S. Lenders: lenders party to this Agreement (including Agent in its capacity as provider of U.S. Swingline Loans) and any Person who hereafter becomes a “U.S. Lender” pursuant to an Assignment, including any Lending Office of the foregoing.
U.S. Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance, indemnity, reimbursement agreement or similar instrument issued by Issuing Bank for the account or benefit of a U.S. Borrower or Affiliate of a U.S. Borrower (other than a Dutch Borrower if issued after the Dutch Closing Date).
U.S. Obligations: all (a) principal of and premium, if any, on the U.S. Revolver Loans, (b) U.S.LC Obligations and other obligations of U.S. Obligors with respect to U.S. Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by U.S. Obligors under Loan Documents, (d) U.S. Secured Bank Product Obligations, (e) the obligations of U.S. Obligors under any Guaranty, and (f) other Debts, obligations and liabilities of any kind owing by U.S. Obligors pursuant to the Loan Documents, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that U.S. Obligations of a U.S. Obligor shall not include its Excluded Swap Obligations.
U.S. Obligor: each U.S. Borrower, Guarantor or other Person that is liable for payment of any U.S. Obligations or that has granted a Lien on its assets in favor of Agent to secure any U.S. Obligations.
U.S. Overadvance: as defined in Section 2.1.6.
U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.
U.S. Protective Advances: as defined in Section 2.1.7.
U.S. Revolver Commitment: for any U.S. Lender, its obligation to make U.S. Revolver Loans and to participate in U.S. LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to Sections 2.1.8 or 2.2.2 or an Assignment to which it is a party. “U.S. Revolver Commitments” means the aggregate amount of such commitments of all U.S. Lenders.
U.S. Revolver Loan: any loan made pursuant to Section 2.1 or as a U.S. Swingline Loan.
U.S. Revolver Usage: (a) the aggregate amount of outstanding U.S. Revolver Loans; plus (b) the aggregate Stated Amount of outstanding U.S. Letters of Credit, except to the extent Cash Collateralized by U.S. Borrowers.

U.S. Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to U.S. Bank Products owing by a U.S. Borrower or Affiliate of a U.S. Borrower (other than a Dutch Borrower if arising after the Dutch Closing Date) to a U.S. Secured Bank Product Provider; provided, that U.S. Secured Bank Product Obligations of a U.S. Obligor shall not include its Excluded Swap Obligations.
U.S. Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other U.S. Lender, Affiliate of a U.S. Lender or a counterparty approved by Agent in its sole discretion, that is providing a U.S. Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the U.S. Closing Date or creation of the U.S. Bank Product, (i) describing the U.S. Bank Product and setting forth the maximum amount to be secured by the U.S. Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.
U.S. Secured Parties: Agent, Issuing Bank (with respect to U.S. Letters of Credit), U.S. Lenders and U.S. Secured Bank Product Providers.
U.S. Swingline Loan: any Borrowing of U.S. Revolver Loans funded with Agent’s funds, until such Borrowing is settled among U.S. Lenders or repaid by U.S. Borrowers.
U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).
Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first‑out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.
Write-Down and Conversion Powers: the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.
1.2    Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the U.S. Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3    Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time (as the same may be modified by Section 1.6): “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”
1.4    Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day in the Applicable Time Zone; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person exercised at any time. All determinations (including calculations of Dutch Borrowing Base, U.S. Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Dutch Borrowing Base and U.S. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.
1.5    Currency Equivalents.
1.5.1    Calculations. All references in the Loan Documents to Revolver Loans, Letters of Credit, Obligations, Dutch Borrowing Base, U.S. Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other Dutch Borrowing Base and U.S.

Borrowing Base components to Agent in the currency invoiced by Borrowers (for Accounts) or shown in Borrowers’ financial records (for all other assets), and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if an Obligation is funded or expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.
1.5.2    Judgments. If, in connection with obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Borrower shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Agent of payment in the Judgment Currency, Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, Agent shall return the excess amount to such Borrower (or to the Person legally entitled thereto).
1.6    Dutch Terms. In this Agreement, where it relates to a Dutch person, a reference to:
1.6.1    a necessary action to authorise, where applicable, includes without limitation:
(a)    any action required to comply with the Dutch Works Councils Act; and
(b)    obtaining a positive advice (positief advies) from the competent works council(s);
1.6.2    Accounts includes all vorderingen (as used in the Dutch Civil Code);
1.6.3     a Lien includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
1.6.4     a winding up or dissolution includes a Dutch person being declared bankrupt (failliet verklaard) or dissolved (ontbonden);
1.6.5    any step or procedure taken in connection with insolvency proceedings includes a Dutch person having filed a notice under section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);
1.6.6     a trustee, receiver or administrator includes a curator;

1.6.7     an administrator includes a bewindvoerder;
1.6.8     a liquidator includes a vereffenaar;
1.6.9    a group includes a groep;
1.6.10     a subsidiary includes a dochtermaatschappij;
1.6.11     an affiliate includes a groepsmaatschappij;
1.6.12     a merger includes a juridische fusie, aandelenfusie and bedrijfsfusie;

(a)	a charter document includes an akte van oprichting and statuten; and

(b)	a director includes a bestuurder.
SECTION 2.    CREDIT FACILITIES
2.1    Revolver Commitment.
2.1.1    Dutch Revolver Loans. Each Dutch Lender agrees, severally on a Pro Rata basis up to its Dutch Revolver Commitment, on the terms set forth herein, to make Dutch Revolver Loans to Dutch Borrowers from time to time through the Commitment Termination Date. The Dutch Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Dutch Lenders have any obligation to honor a request for a Dutch Revolver Loan if Dutch Revolver Usage at such time plus the requested Dutch Revolver Loan would exceed the Dutch Borrowing Base.
2.1.2    U.S. Revolver Loans. Each U.S. Lender agrees, severally on a Pro Rata basis up to its U.S. Revolver Commitment, on the terms set forth herein, to make U.S. Revolver Loans to U.S. Borrowers from time to time through the Commitment Termination Date. The U.S. Revolver Loans may be repaid and reborrowed as provided herein. In no event shall U.S. Lenders have any obligation to honor a request for a U.S. Revolver Loan if U.S. Revolver Usage at such time plus the requested U.S. Revolver Loan would exceed the U.S. Borrowing Base. Each U.S. Lender agrees and acknowledges that it is making U.S. Revolver Loans to U.S. Borrowers based primarily on the U.S. Borrowers’ ability to repay the U.S. Revolver Loans, and not based on the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Dutch Borrower.
2.1.3    Notes. Revolver Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, the applicable Borrower shall deliver promissory note(s) to such Lender, evidencing its Revolver Loans.
2.1.4    Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital. Borrowers shall not, directly or indirectly, use any Letter of Credit or Revolver Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Revolver Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Revolver Loan, is the target of any Sanction; or (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in any transaction); or (iii) for any purpose that would breach the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 or similar law in any jurisdiction.
2.1.5    Voluntary Reduction or Termination of Revolver Commitments.
(a)    The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 30 days’ prior written notice to Agent, Dutch Borrowers may, at their option, terminate the Dutch Revolver Commitments and U.S. Borrowers may, at their option, terminate the U.S. Revolver Commitments; provided, that if the U.S. Revolver Commitments are terminated, all Revolver Commitments and this credit facility shall be contemporaneously terminated. Any notice of termination given by Borrowers shall be irrevocable. On the termination date, Borrowers shall make Full Payment of all Obligations.
(b)    Dutch Borrowers may permanently reduce the Dutch Revolver Commitments, on a ratable basis for all Dutch Lenders, and U.S. Borrowers may permanently reduce the U.S. Revolver Commitments, on a ratable basis for all U.S. Lenders, in each case, upon at least 30 days’ prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof. The Dutch Revolver Commitments shall at no time be reduced by Dutch Borrowers to an amount less than $10,000,000 and the U.S. Revolver Commitments shall at no time be reduced by U.S. Borrowers to an amount less than $50,000,000.
2.1.6    Overadvances.
(a)    Dutch Overadvances. If Dutch Revolver Usage exceeds the Dutch Borrowing Base (“Dutch Overadvance”) at any time, the excess shall be payable by Dutch Borrowers on demand by Agent and shall constitute a Dutch Obligation secured by the Dutch Collateral, entitled to all benefits of the Loan Documents. Agent may require Dutch Lenders to fund Dutch Revolver Loans that cause or constitute a Dutch Overadvance and to forbear from requiring Dutch Borrowers to cure a Dutch Overadvance, as long as the total Dutch Overadvance does not exceed 10% of the Dutch Borrowing Base and does not continue for more than 30 consecutive days without the consent of Required Lenders. In no event shall Dutch

Revolver Loans be required that would cause Dutch Revolver Usage to exceed the aggregate Dutch Revolver Commitments or that would cause Global Revolver Usage to exceed the aggregate Revolver Commitments. No funding or sufferance of a Dutch Overadvance shall constitute a waiver by Agent or Lenders of the Event of Default caused thereby. No Dutch Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.
(b)    U.S. Overadvances. If U.S. Revolver Usage exceeds the U.S. Borrowing Base (“U.S. Overadvance”) at any time, the excess shall be payable by U.S. Borrowers on demand by Agent and shall constitute a U.S. Obligation secured by the U.S. Collateral, entitled to all benefits of the Loan Documents. Agent may require U.S. Lenders to fund U.S. Revolver Loans that cause or constitute a U.S. Overadvance and to forbear from requiring U.S. Borrowers to cure a U.S. Overadvance, as long as the total U.S. Overadvance does not exceed 10% of the U.S. Borrowing Base and does not continue for more than 30 consecutive days without the consent of Required Lenders. In no event shall U.S. Revolver Loans be required that would cause U.S. Revolver Usage to exceed the aggregate U.S. Revolver Commitments or that would cause Global Revolver Usage to exceed the aggregate Revolver Commitments. No funding or sufferance of a U.S. Overadvance shall constitute a waiver by Agent or Lenders of the Event of Default caused thereby. No U.S. Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.
2.1.7    Protective Advances.
(a)    Dutch Protective Advances. Agent shall be authorized, in its discretion, at any time after the Dutch Closing Date that any conditions in Section 6 are not satisfied, to make Dutch Revolver Loans (“Dutch Protective Advances”) (a) up to an aggregate amount equal to 10% of the Dutch Borrowing Base outstanding at any time, if Agent deems such Dutch Revolver Loans necessary or desirable to preserve or protect Dutch Collateral, or to enhance the collectability or repayment of Dutch Obligations, as long as such Dutch Revolver Loans do not cause Dutch Revolver Usage to exceed the aggregate Dutch Revolver Commitments; or (b) to pay any other amounts chargeable to Dutch Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata basis in Dutch Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Dutch Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Dutch Protective Advance is appropriate shall be conclusive.
(b)    U.S. Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make U.S. Revolver

Loans (“U.S. Protective Advances”) (a) up to an aggregate amount equal to 10% of the U.S. Borrowing Base outstanding at any time, if Agent deems such U.S. Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such U.S. Revolver Loans do not cause U.S. Revolver Usage to exceed the aggregate U.S. Revolver Commitments; or (b) to pay any other amounts chargeable to U.S. Obligors under any Loan Documents, including interest, costs, fees and expenses. U.S. Lenders shall participate on a Pro Rata basis in U.S. Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further U.S. Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a U.S. Protective Advance is appropriate shall be conclusive.
2.1.8    Increase in Revolver Commitments. At any time after the Conversion Date, U.S. Borrowers may request an increase in U.S. Revolver Commitments from time to time upon not less than 45 days’ notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing U.S. Revolver Commitments, except for a closing fee specified by U.S. Borrowers and Agent, and (b) total increases under this Section do not exceed $100,000,000 and no more than 3 increases are made. Agent shall promptly notify U.S. Lenders of the requested increase and, within 10 Business Days thereafter, each U.S. Lender shall notify Agent if and to what extent such U.S. Lender commits to increase its U.S. Revolver Commitment. Any U.S. Lender not responding within such period shall be deemed to have declined an increase. If U.S. Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional U.S. Revolver Commitments and become U.S. Lenders hereunder. Agent may allocate, in its discretion, the increased U.S. Revolver Commitments among committing U.S. Lenders and, if necessary, Eligible Assignees. Total U.S. Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by U.S. Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, provided (i) the conditions set forth in Section 6.3 are satisfied at such time; and (ii) flood insurance diligence and documentation have been completed as required by all Flood Laws or otherwise in a manner satisfactory to all Lenders. Agent, U.S. Borrowers, and the new and existing U.S. Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of U.S. Revolver Commitments. On the effective date of an increase, the U.S. Revolver Usage and other exposures under the U.S. Revolver Commitments shall be reallocated among U.S. Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments.
2.2    Reallocation of Revolver Commitments.
2.2.1    Reserved.
2.2.2    Commitment Reallocation.

(a)    Reallocation Mechanism. At any time after the Dutch Closing Date, Borrower Agent may request that Dutch Lenders and U.S. Lenders change the then current allocation of their respective Revolver Commitments in order to effect an increase or decrease of such respective Revolver Commitments, with any such increase or decrease in their Dutch Revolver Commitments to Dutch Borrowers to be accompanied by a concurrent and equal decrease or increase, as applicable, in their U.S. Revolver Commitments (each, a “Reallocation”). Any such Reallocation shall be subject to the following conditions: (i) Borrower Agent shall have provided to Agent a written notice (in reasonable detail) at least thirty (30) Business Days prior to the requested effective date (which effective date shall be the first day of the subsequent Fiscal Quarter) of such Reallocation (the “Reallocation Date”) setting forth the proposed Reallocation Date and the amounts of the proposed Revolver Commitments reallocations to be effected, (ii) any such Reallocation shall increase or decrease the applicable Revolver Commitments in increments of $5,000,000, and, after giving effect to any such Reallocation, the aggregate Dutch Revolver Commitments shall not exceed 30% of the aggregate Revolver Commitments, (iii) after giving effect to the Reallocation, each Lender shall hold the same Pro Rata share of all of the Revolver Commitments as it did prior to such Reallocation, (iv) no Default or Event of Default shall have occurred and be continuing either as of the date of such request or on the Reallocation Date (both immediately before and after giving effect to such Reallocation), (v) any increase or decrease in a Revolver Commitment of a Lender in its respective Dutch Revolver Commitment or U.S. Revolver Commitment shall result in a concurrent decrease or increase in in its respective Dutch Revolver Commitment or U.S. Revolver Commitment such that the sum of all the Revolver Commitments of such Lender after giving effect to such Reallocation shall equal the aggregate amount of the Revolver Commitments of such Lender in effect immediately prior to such Reallocation, (vi) after giving effect to such Reallocation, no Overadvance, Dutch Overadvance or U.S. Overadvance would exist or would result therefrom, (vii) at least three (3) Business Days prior to the proposed Reallocation Date, a Senior Officer of Borrower Agent shall have delivered to Agent a certificate certifying as to compliance with preceding clauses (i) through (vi) and demonstrating (in reasonable detail) the calculations required in connection therewith, (viii) Agent consents to such Reallocation in its Permitted Discretion; and (ix) no more than one Reallocation is requested in any 3-month period and no more than two Reallocations are requested in any 12-month period.
(b)    Reallocations Generally. Agent shall promptly notify such Lenders of the Reallocation Date and the amount of the affected Revolver Commitment of such Lenders as a result thereof. The respective Pro Rata shares of Lenders shall thereafter, to the extent applicable, be determined based on such reallocated amounts (subject to any subsequent changes thereto).

2.3    Letter of Credit Facility.
2.3.1    Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time until the Commitment Termination Date, on the terms set forth herein, including the following:
(a)    Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.
(b)    Letters of Credit may be requested by any (i) U.S. Borrower to support obligations incurred in the Ordinary Course of Business, (ii) Dutch Borrower to support obligations incurred in the Ordinary Course of Business, or (iii) as otherwise approved by Agent. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Issuing Bank may require a new LC Application in its discretion.
(c)    Each Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary with respect to any Letter of Credit issued at its request. In connection with any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. Borrowers shall take all action to avoid and mitigate any damages relating to any Letter of Credit or claimed against Issuing Bank, Agent or any Lender, including through enforcement of any available rights against a beneficiary. Issuing Bank shall be fully subrogated to the rights and remedies of any beneficiary whose claims against any Borrower are discharged with proceeds of a Letter of Credit. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.
(d)    In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.
2.3.2    Reimbursement; Participations.
(a)    If Issuing Bank honors any request for payment under a Letter of Credit, the Requesting Borrower shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Revolver Loans related to the currency denominating such Letter of Credit from the Reimbursement Date until payment by Requesting Borrower. The obligation of Dutch Borrowers to reimburse Issuing Bank for any payment made under a Dutch Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Dutch Letter of Credit or the existence of any claim, setoff, defense or other right that any Dutch Obligor may have at any time against the beneficiary. The obligation of U.S. Borrowers to reimburse Issuing Bank for any payment made under a U.S. Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any U.S. Letter of Credit or the existence of any claim, setoff, defense or other right that any U.S. Obligor may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Requesting Borrower shall be deemed to have requested a Borrowing of Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Dutch Lender and U.S. Lender, as applicable, shall fund its Pro Rata share of such Borrowing whether or not the applicable Revolver Commitments have terminated, an applicable Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.
(b)    Each Lender providing a Revolver Commitment to the Requesting Borrower, hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations of the Requesting Borrower relating to such Letter of Credit outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Requesting Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders providing a Revolver Commitment to the Requesting Borrower and each such Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession at such time.
(c)    The obligation of each applicable Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Requesting Borrower’s protection) or that does not materially prejudice a Requesting Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.
(d)    No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.
2.3.3    Cash Collateral. At Agent’s or Issuing Bank’s request, Requesting Borrower shall Cash Collateralize (a) the Fronting Exposure of any applicable Defaulting Lender, and (b) all outstanding Letters of Credit issues at its request if an Event of Default exists, the Commitment Termination Date occurs or the Revolver Termination Date is scheduled to occur within 20 Business Days. If Requesting Borrower fails to provide any Cash Collateral as required hereunder, the applicable Lenders may (and shall upon direction of Agent) advance, as Revolver Loans of the Requesting Borrower, the amount of Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).
2.3.4    Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of its resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. A replacement Issuing Bank may be appointed by written agreement among Agent, Borrower Agent and the new Issuing Bank.
SECTION 3.    INTEREST, FEES AND CHARGES
3.1    Interest.
3.1.1    Rates and Payment of Interest.
(a)    The Obligations shall bear interest (i) if a Dutch Revolver Loan, at LIBOR, plus the Applicable Margin; provided that if LIBOR is unavailable for any reason, Dutch Revolver Loans shall bear interest at the Foreign Base Rate, plus 1.50%; (ii) if a U.S. Revolver Loan, at LIBOR, plus the Applicable Margin; provided that if LIBOR is unavailable for any reason, U.S. Revolver Loans shall bear interest at the U.S. Base Rate, plus 0.50%, (iii) if any other Dutch Obligation (including, to the extent permitted by law, interest not paid when due), at LIBOR in effect from time to time, plus the Applicable Margin for Dutch Revolver Loans; provided that if LIBOR is unavailable for any reason, such Dutch Obligations shall bear interest at the Foreign Base Rate, plus 1.50%, and (vi) if any other U.S. Obligation (including, to the extent permitted by law, interest not paid when due), at LIBOR in effect from time to time, plus the Applicable Margin for U.S. Revolver Loans; provided that if LIBOR is unavailable for any reason, such U.S. Obligations shall bear interest at the U.S. Base Rate, plus 0.50%.
(b)    During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect and notify the Borrower Agent in writing, Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.
(c)    Interest shall accrue from the date a Revolver Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers, and shall in no event be less than zero at any time. Interest accrued on the Revolver Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the applicable agreements or, if no payment date is specified, on demand.
3.1.2    Reserved.
3.1.3    Reserved.
3.1.4    Interest Rate Not Ascertainable. If, due to any circumstance affecting the London interbank market, Agent determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make affected LIBOR Loans shall be suspended.
3.2    Fees.
3.2.1    Unused Line Fee. U.S. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily Global Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.
3.2.2    LC Facility Fees.
(a)    Dutch Borrowers shall pay (i) to Agent, for the Pro Rata benefit of applicable Dutch Lenders, a fee equal to the Applicable Margin in effect for Dutch Revolver Loans times the average daily Stated Amount of Dutch Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (ii) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each applicable Dutch Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (iii) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Dutch Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (i) shall be increased by 2% per annum.
(b)    U.S. Borrowers shall pay (i) to Agent, for the Pro Rata benefit of applicable U.S. Lenders, a fee equal to the Applicable Margin in effect for U.S. Revolver Loans times the average daily Stated Amount of U.S. Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (ii) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each applicable U.S. Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (iii) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.S. Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (i) shall be increased by 2% per annum.
3.2.3    Fee Letters. Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement.
3.3    Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days; provided that interest, fees and charges in Sterling calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 365 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.
3.4    Reimbursement Obligations. Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate reporting in any Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.
3.5    Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform any of its obligations hereunder, to make, maintain, fund, participate in, or charge applicable interest or fees with respect to, any Revolver Loan or Letter of Credit, or to determine or charge interest based on LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, the applicable Available Currency in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to perform such obligations, to make, maintain, fund or participate in the Revolver Loan or Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to maintain Revolver Loans bearing interest based on LIBOR, shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay the applicable Revolver Loan, Cash Collateralize the applicable LC Obligations or, if applicable, convert such Revolver Loan(s) of such Lender to Revolver Loan(s) bearing interest at the U.S. Base Rate or Foreign Base Rate, as applicable. Upon any such prepayment or conversion, applicable Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.6    Inability to Determine Rates. Agent will promptly notify Borrower Agent and Lenders if, in connection with any Revolver Loan or request for a Revolver Loan, (a) Agent determines that (i) the applicable Available Currency deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Revolver Loan amount, or (ii) adequate and reasonable means do not exist for determining LIBOR; or (b) Agent or Required Lenders determine for any reason that LIBOR does not adequately and fairly reflect the cost to Lenders of funding the Revolver Loan. Thereafter, Lenders’ obligations to make or maintain affected Revolver Loans bearing interest based on LIBOR and utilization of the LIBOR component (if affected) in determining U.S. Base Rate or Foreign Base Rate shall be suspended until Agent (upon instruction by Required Lenders) withdraws the notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Revolver Loan bearing interest based on LIBOR or, failing that, will be deemed to have requested a Revolver Loan bearing interest at the U.S. Base Rate or Foreign Base Rate, as applicable.

3.7    Increased Costs; Capital Adequacy.
3.7.1    Increased Costs Generally. If any Change in Law shall:
(a)    impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating LIBOR) or Issuing Bank;
(b)    subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Revolver Loan, Letter of Credit, Revolver Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(c)    impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense (other than Taxes) affecting any Revolver Loan, Letter of Credit, participation in LC Obligations, Revolver Commitment or Loan Document;
and the result thereof shall be to increase the cost to a Lender of making or maintaining any Revolver Loan or Revolver Commitment, or maintaining any Revolver Loan bearing interest based on LIBOR, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to it such additional amount(s), as will compensate it for the additional costs incurred or reduction suffered.
3.7.2    Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Revolver Commitments, Revolver Loans, Letters of Credit or participations in LC Obligations or Revolver Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts, if such amounts are reasonably similar to the amounts assessed to similar obligors of similar loans or financial accommodations provided by a Lender or the LC Issuer, as will compensate it or its holding company for the reduction suffered.
3.7.3    LIBOR Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each Revolver Loan bearing interest based on LIBOR equal to the costs of such reserves allocated to the Revolver Loan by the applicable Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Revolver Loan; provided, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers’ receipt of the notice.
3.7.4    Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.
3.8    Mitigation. If any Lender or Issuing Bank gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender, Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank under Section 5.9, then at the request of Borrower Agent, such Lender or Issuing Bank, as applicable, shall use reasonable efforts to file any certificate or document reasonably requested by the Borrower Agent or designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or Issuing Bank, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject such Lender or Issuing Bank, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment.
3.9    Funding Losses. If for any reason (a) any Borrowing or maintaining of a Revolver Loan bearing interest based on LIBOR does not occur on the date specified therefor in a Notice of Borrowing (whether or not withdrawn), (b) any repayment or continuation of a Revolver Loan bearing interest based on LIBOR, (c) Borrowers fail to repay a Revolver Loan bearing interest based on LIBOR when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a Revolver Loan bearing interest based on LIBOR pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding. For purposes of calculating amounts payable under this Section, a Lender shall be deemed to have funded a Revolver Loan bearing interest based on LIBOR by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Revolver Loan was in fact so funded.

3.10    Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 4.    LOAN ADMINISTRATION
4.1    Manner of Borrowing and Funding Revolver Loans.
4.1.1    Notice of Borrowing.
(a)    To request Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing by 11:00 a.m. on the requested funding date. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), and (C) whether such request is for a Dutch Revolver Loan or U.S. Revolver Loan.
(b)    Unless payment is otherwise made by the applicable Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Revolver Loan on the due date in the amount due and the Revolver Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of the applicable Borrower maintained with Agent or any of its Affiliates or branches.
(c)    If a Borrower maintains a disbursement account with Agent or any of its Affiliates or branches, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Revolver Loan by such Borrower on the presentation date, in the amount of the Payment Item. Proceeds of the Revolver Loan may be disbursed directly to the account.
4.1.2    Fundings by Lenders. Except for Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 2:00 p.m. on the day of a proposed funding of a Revolver Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by Borrower Agent and acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then the applicable Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. Agent, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.
4.1.3    Swingline Loans; Settlement.
(a)    To fulfill any request for a Dutch Revolver Loan hereunder, Agent may in its discretion advance Dutch Swingline Loans to Dutch Borrowers, up to an aggregate outstanding amount equal to 15% of the Dutch Revolver Commitments. Dutch Swingline Loans shall constitute Dutch Revolver Loans for all purposes, except that payments thereon shall be made to Agent for its own account until settled with or funded by Dutch Lenders hereunder.
(b)    To fulfill any request for a U.S. Revolver Loan hereunder, Agent may in its discretion advance U.S. Swingline Loans to U.S. Borrowers, up to an aggregate outstanding amount equal to 15% of the U.S. Revolver Commitments. U.S. Swingline Loans shall constitute U.S. Revolver Loans for all purposes, except that payments thereon shall be made to Agent for its own account until settled with or funded by U.S. Lenders hereunder.
(c)    Settlement of Dutch Revolver Loans, including Dutch Swingline Loans, among Dutch Lenders and Agent and settlement of U.S. Revolver Loans, including U.S. Swingline Loans, among U.S. Lenders and Agent, shall, in each case, take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on applicable Revolver Loans to applicable Swingline Loans, regardless of any designation by Borrowers or anything herein to the contrary. Each Dutch Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Dutch Swingline Loans outstanding from time to time until settled and each U.S. Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all U.S. Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Revolver Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, a Dutch Overadvance, a U.S. Overadvance or an Overadvance exists or the conditions in Section 6 are satisfied.
4.1.4    Notices. If Borrowers request Revolver Loans, select interest rates or transfer funds based on telephonic or electronic instructions to Agent, Borrowers shall confirm the request by prompt delivery to Agent of a Notice of Borrowing. Agent and Lenders are not liable for any loss suffered by a Borrower as a result of Agent acting on its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give instructions on a Borrower’s behalf.
4.2    Defaulting Lender. Notwithstanding anything herein to the contrary:
4.2.1    Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Revolver Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Revolver Commitments and Revolver Loans from the calculation of shares; provided that in no event shall such reallocation among non-Defaulting Lenders result in any Lender exceeding its respective Revolver Commitment. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).
4.2.2    Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Revolver Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.
4.2.3    Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Revolver Commitments and Revolver Loans, and the Global Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated Revolver Loans bearing interest based on LIBOR) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Revolver Commitments and Revolver Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Revolver Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.
4.3    Reserved.
4.4    Borrower Agent. Each Borrower hereby designates SMCI (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.
4.5    One Obligation.
4.5.1    Dutch Obligations. The Dutch Revolver Loans, Dutch LC Obligations and other Dutch Obligations constitute one general obligation of Dutch Borrowers and are secured by Agent’s Lien on all Dutch Collateral; provided, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Dutch Borrower to the extent of any Dutch Obligations jointly or severally owed by such Dutch Borrower.
4.5.2    U.S. Obligations. The U.S. Revolver Loans, U.S. LC Obligations and other U.S. Obligations constitute one general obligation of U.S. Borrowers and are secured by Agent’s Lien on all U.S. Collateral; provided, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each U.S. Borrower to the extent of any U.S. Obligations jointly or severally owed by such U.S. Borrower.
4.6    Effect of Termination. On the effective date of the termination of all Revolver Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.
SECTION 5.    PAYMENTS
5.1    General Payment Provisions. All payments of U.S. Obligations shall be made in Dollars and all payments of Dutch Obligations shall be made in Alternative Currency as set forth in Section 5.12.1, in each case, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a Revolver Loan bearing interest based on LIBOR shall be accompanied by all amounts which may be due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations secured by such Collateral, in such manner as Agent deems advisable.
5.2    Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. Subject to Section 2.1.5, (i) if an Overadvance exists at any time, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Global Revolver Usage to the Global Borrowing Base, (ii) if a Dutch Overadvance exists at any time, Dutch Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Dutch Borrower has knowledge thereof, repay Dutch Revolver Loans in an amount sufficient to reduce Dutch Revolver Usage to the Dutch Borrowing Base and (iii) if a U.S. Overadvance exists at any time, U.S. Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any U.S. Borrower has knowledge thereof, repay U.S. Revolver Loans in an amount sufficient to reduce U.S. Revolver Usage to the U.S. Borrowing Base. If any Asset Disposition includes the disposition of Accounts or Inventory, the applicable Borrowers shall apply Net Proceeds to repay their Revolver Loans equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the applicable Dutch Borrowing Base or U.S. Borrowing Base resulting from the disposition.
5.3    Reserved.

5.4    Payment of Other Obligations. Obligations other than Revolver Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.
5.5    Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.
5.6    Application and Allocation of Payments.
5.6.1    Application.
(a)    Payments made by Dutch Borrowers hereunder shall be applied (i) first, as specifically required hereby; (ii) second, to Dutch Obligations then due and owing; (iii) third, to other Dutch Obligations specified by Dutch Borrowers; and (iv) fourth, as determined by Agent in its discretion.
(b)    Payments made by U.S. Borrowers hereunder shall be applied (i) first, as specifically required hereby; (ii) second, to U.S. Obligations then due and owing; (iii) third, to other Obligations specified by Borrowers; and (iv) fourth, as determined by Agent in its discretion.
5.6.2    U.S. Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Agent or Required Lenders, monies to be applied to the U.S. Obligations, whether arising from payments by U.S. Obligors, realization on U.S. Collateral, setoff or otherwise, shall be allocated as follows:
(a)    FIRST, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent by U.S. Obligors;
(b)    SECOND, to all other amounts owing to Agent, including U.S. Swingline Loans, U.S. Protective Advances, and U.S. Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;
(c)    THIRD, to all amounts owing to Issuing Bank by a U.S. Obligor;
(d)    FOURTH, to all U.S. Obligations (other than U.S. Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e)    FIFTH, to all U.S. Obligations (other than U.S. Secured Bank Product Obligations) constituting interest;
(f)    SIXTH, to Cash Collateralize all U.S. LC Obligations;
(g)    SEVENTH, to all U.S. Revolver Loans, and to U.S. Secured Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) which are provided by Bank of America (or any of its Lending Offices) or any of its Affiliates or any other U.S. Lender or Affiliate of a U.S. Lender, up to the amount of Reserves existing therefor;
(h)    EIGHTH, to all other U.S. Secured Bank Product Obligations which are provided by Bank of America (or any of its Lending Offices) or any of its Affiliates or any other U.S. Lender or Affiliate of a U.S. Lender;
(i)    NINTH, to all other U.S. Secured Bank Product Obligations which are provided by a counterparty other than Bank of America (and any of its Lending Offices) or any of its Affiliates or any other U.S. Lender or Affiliate of a U.S. Lender; and
(j)    LAST, to all remaining U.S. Obligations (including each U.S. Obligor’s obligations under its guaranty of the Dutch Obligations).
5.6.3    Dutch Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Agent or Required Lenders, monies to be applied to the Dutch Obligations, whether arising from payments by Dutch Obligors, realization on Dutch Collateral, setoff or otherwise, shall be allocated as follows:
(a)    FIRST, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent by a Dutch Obligor;
(b)    SECOND, to all other amounts owing to Agent, including Dutch Swingline Loans, Dutch Protective Advances, and Dutch Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;
(c)    THIRD, to all amounts owing to Issuing Bank by Dutch Obligors;
(d)    FOURTH, to all Dutch Obligations (other than Dutch Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;
(e)    FIFTH, to all Dutch Obligations (other than Dutch Secured Bank Product Obligations) constituting interest;
(f)    SIXTH, to Cash Collateralize all Dutch LC Obligations;

(g)    SEVENTH, to all Dutch Revolver Loans, and to Dutch Secured Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) which are provided by Bank of America (and any of its Lending Offices) or any of its Affiliates or any other Dutch Lender or Affiliate of a Dutch Lender, up to the amount of Reserves existing therefor;
(h)    EIGHTH, to all other Dutch Secured Bank Product Obligations which are provided by Bank of America (or any of its Lending Offices) or any of its Affiliates or any other Dutch Lender or Affiliate of a Dutch Lender;
(i)    NINTH, to all other Dutch Secured Bank Product Obligations which are provided by a counterparty other than Bank of America (and any of its Lending Offices) or any of its Affiliates or any other Dutch Lender or Affiliate of a Dutch Lender; and
(j)    LAST, to all remaining Dutch Obligations.
With respect to the application of payments under Section 5.6.2 and 5.6.3, amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations in this Section are solely to determine the priorities among Secured Parties and may be changed by agreement of affected Secured Parties without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and no Obligor has any right to direct the application of payments or Collateral proceeds subject to this Section.
5.6.4    Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).
5.7    Dominion Account. Prior to the Conversion Date, the ledger balance in the main Dominion Account of each Borrower as of the end of a Business Day shall be applied to the applicable Obligations at the beginning of the next Business Day. Upon and after the Conversion Date, the ledger balance in the main Dominion Account of each Borrower as of the end of a Business Day shall be applied to the applicable Obligations at the beginning of the next Business Day, during any

Trigger Period. Any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to the applicable Borrowers as long as no Default or Event of Default exists.
5.8    Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.
5.9    Taxes.
5.9.1    Defined Terms. For purposes of this Section and Section 5.10, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.
5.9.2    Payments Free of Taxes; Obligation to Withhold; Tax Payment
(a)    Any and all payments of Obligations by Obligors under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Obligors and Agent in their discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.10.
(b)    If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)    If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.9.3    Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.
5.9.4    Tax Indemnification.
(a)    Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. Each Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error; provided, that no Borrower shall be required to indemnify the Agent for any amount attributable to the Agent’s gross negligence or willful misconduct that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct. Upon receipt of such indemnity payment and upon the request of a Borrower, the Agent hereby agrees to assign to the requesting Borrower any rights for compensation against such Lender or issuer of a Letter of Credit (other than the right of set off pursuant to the last sentence of Section 5.9.4(b) below) to the extent the Agent has been indemnified by a Borrower.
(b)    Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.9.5    Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.
5.9.6    Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion exercised in good faith that it has received a refund of any Taxes (including any Tax credit in lieu of a refund) that were indemnified by Borrowers or with respect to which a Borrower paid additional amounts pursuant to this Section, it shall pay the amount equal to such refund to Borrowers (but only to the extent of indemnity payments or additional amounts actually paid by Borrowers with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Borrowers shall, upon request by the Recipient, repay to the Recipient such amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its Tax returns (or any other information relating to its Taxes that it deems confidential) available to any Obligor or other Person.
5.9.7    Survival. Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Revolver Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.
5.10    Lender Tax Information.
5.10.1    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent, at the time or times reasonably requested by Borrower or Agent, properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, the completion, execution and submission of such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.
5.10.2    Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,
(a)    Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(b)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed copies of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and
(d)    if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent, at the time(s) prescribed by law and otherwise upon reasonable request of Borrowers or Agent, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers or Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.
5.10.3    Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its legal inability to do so.
5.11    Nature and Extent of Each Borrower’s Liability.
5.11.1    Joint and Several Liability.
(a)    Each U.S. Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and U.S. Lenders the prompt payment and performance of, all U.S. Obligations, except its Excluded Swap Obligations. Each U.S. Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the U.S. Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any U.S. Obligations or Loan Document, or any other document, instrument or agreement to which any U.S. Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any U.S. Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any U.S. Obligations or any action, or the absence of any action, by Agent or any U.S. Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any U.S. Obligor; (e) any election by Agent or any U.S. Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other U.S. Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any U.S. Lender against any U.S. Obligor for the repayment of any U.S. Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the U.S. Obligations.
(b)    Joint and Several Liability. Each Dutch Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Dutch Lenders the prompt payment and performance of, all Dutch Obligations, except its Excluded Swap Obligations. Each Dutch Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Dutch Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Dutch Obligations or Loan Document, or any other document, instrument or agreement to which any Dutch Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Dutch Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Dutch Obligations or any action, or the absence of any action, by Agent or any Dutch Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Dutch Obligor; (e) any election by Agent or any Dutch Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Dutch Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Dutch Lender against any Dutch Obligor for the repayment of any Dutch Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Dutch Obligations.
5.11.2    Waivers.
(a)    Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Revolver Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(b)    Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
5.11.3    Extent of Liability; Contribution.
(a)    Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount.
(b)    If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(c)    Section 5.11.3(a) shall not limit the liability of any Borrower to pay or guarantee Revolver Loans made directly or indirectly to it (including Revolver Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Revolver Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Revolver Loans and Letters of Credit to a Borrower based on that calculation.
(d)    Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.
5.11.4    Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.
5.11.5    Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.
5.12    Currency Matters. Dollars are the currency of account and payment for each and every sum at any time due from the Borrowers hereunder; provided that:
5.12.1    except as expressly provided in this Agreement, each repayment of a Revolver Loan or a part thereof shall be made in the currency in which such Revolver Loan is denominated at the time of that repayment;
5.12.2    cash payment of interest shall be made in the currency in which such principal or other sum in respect of which such interest is payable, is denominated;
5.12.3    each payment of any Letter of Credit Fees (and any other fees payable by the Borrowers under Section 3.2) and all other amounts due hereunder (unless the provisions of the Loan Agreement require otherwise) shall be in Dollars (if the Letter of Credit is denominated in Dollars) or Alternative Currency (if the Letter of Credit is denominated in Alternative Currency), as applicable;
5.12.4    each payment in respect of costs, expenses and indemnities shall be made in the currency in which the same were incurred; and

5.12.5    any amount expressed to be payable in Euro or Sterling shall be paid in Euro or Sterling, as applicable.
No payment to Agent or any Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until Agent or such Lender shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, each borrower, severally and not jointly, agrees to indemnify and hold harmless Agent or such Lender, as the case may be, with respect to the amount of the shortfall with respect to amounts payable by such Borrower hereunder, with such indemnity surviving the termination of this agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall.

SECTION 6.    CONDITIONS PRECEDENT
6.1    Conditions Precedent to Initial U.S. Revolver Loans. In addition to the conditions set forth in Section 6.3, U.S. Lenders shall not be required to fund any requested U.S. Revolver Loan, issue any U.S. Letter of Credit, or otherwise extend credit to U.S. Borrowers hereunder, until the date (“U.S. Closing Date”) that each of the following conditions has been satisfied or waived by Lenders:
(a)    Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each U.S. Obligor shall be in compliance with all terms thereof.
(b)    Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the U.S. Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the U.S. Collateral, except Permitted Liens.
(c)    Agent shall have received duly executed agreements establishing each Dominion Account of U.S. Borrowers and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.
(d)    Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each U.S. Borrower certifying that, after giving effect to the initial U.S. Revolver Loans and transactions hereunder, (i) such U.S. Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such U.S. Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)    Agent shall have received a certificate of a duly authorized officer of each U.S. Obligor, certifying (i) that attached copies of such U.S. Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable U.S. Obligor in writing.
(f)    Agent shall have received a written opinion of DLA Piper, as well as any local counsel to U.S. Borrowers or Agent, in form and substance satisfactory to Agent.
(g)    Agent shall have received copies of the charter documents of each U.S. Obligor, certified by the Secretary of State or other appropriate official of such U.S. Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each U.S. Obligor, issued by the Secretary of State or other appropriate official of such U.S. Obligor’s jurisdiction of organization and each jurisdiction where such U.S. Obligor’s conduct of business or ownership of Property necessitates qualification.
(h)    Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by U.S. Borrowers, all in compliance with the Loan Documents.
(i)    Agent shall have completed its business, financial and legal due diligence of U.S. Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of any U.S. Obligor or in the quality, quantity or value of any U.S. Collateral shall have occurred since December 31, 2017.
(j)    U.S. Borrowers shall have paid all fees and expenses to be paid to Agent and U.S. Lenders on the U.S. Closing Date.
(k)    Agent shall have received a U.S. Borrowing Base Report as of March 31, 2018. Upon giving effect to the initial funding of U.S. Revolver Loans and issuance of Letters of Credit, and the payment by U.S. Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, U.S. Availability shall be at least $60,000,000.
6.2    Conditions Precedent to Initial Dutch Revolver Loans. In addition to the conditions set forth in Section 6.3, Dutch Lenders shall not be required to fund any requested Dutch Revolver Loan, issue any Dutch Letter of Credit, or otherwise extend credit to Dutch Borrowers hereunder, until the date (“Dutch Closing Date”) that each of the following conditions has been satisfied or waived by Lenders:
(a)    Borrower has requested in writing that Agent proceed with the closing of the credit facility and financial accommodations provided to Dutch Borrowers hereunder.
(b)    Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto and all schedules thereto shall be acceptable to Agent, and each Dutch Obligor shall be in compliance with all terms thereof.
(c)    Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Dutch Collateral, as well as written confirmation of the Dutch Obligors that such Liens are the only Liens upon the Dutch Collateral, except Permitted Liens.
(d)    Agent shall have received duly executed agreements establishing each Dominion Account of Dutch Borrowers and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.
(e)    Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Dutch Borrower certifying that, after giving effect to the initial Dutch Revolver Loans and transactions hereunder, (i) such Dutch Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Dutch Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.
(f)    Agent shall have received a certificate of a duly authorized officer of each Dutch Obligor, certifying (i) that attached copies of such Dutch Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Dutch Obligor in writing.
(g)    Agent shall have received a written opinion of counsel, as well as any local counsel to Dutch Borrowers or Agent, in form and substance satisfactory to Agent.

(h)    Agent shall have received copies of the charter documents of each Dutch Obligor, including a deed of incorporation (akte van oprichting), articles of association (statuten) and an up-to-date excerpt (uittreksel) from the Dutch Chamber of Commerce.
(i)    Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Dutch Borrowers, all in compliance with the Loan Documents.
(j)    Agent shall have completed its business, financial and legal due diligence of Dutch Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of any Dutch Obligor or in the quality, quantity or value of any Dutch Collateral shall have occurred since December 31, 2017.
(k)    Dutch Borrowers shall have paid all fees and expenses to be paid to Agent and Dutch Lenders on the Dutch Closing Date.
(l)    Agent shall have received all of the quarterly and annual filings required to be filed with the SEC prior to the Dutch Closing Date.
(m)    Agent shall have received such additional documents deemed necessary by Agent, including but not limited to any amendments to the Loan Documents, and joinders adding Dutch Lenders to the Loan Documents, as necessary.
(n)    Agent shall have received a Dutch Borrowing Base Report as of the end of the prior month. Upon giving effect to the initial funding of Dutch Revolver Loans and issuance of Letters of Credit, and the payment by Dutch Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Dutch Availability shall be at least $10,000,000 and Global Availability shall be at least $100,000,000.
(o)    The Conversion Date shall have occurred.
(p)    Each Lender has executed and delivered to Agent a loss sharing agreement, in form and substance satisfactory to Agent.
For the avoidance of doubt, no Dutch Borrower shall be a Borrower or an Obligor hereunder until the Dutch Closing Date has occurred.
6.3    Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall in no event be required to make any credit extension hereunder (including funding any Revolver Loan, arranging any Letter of Credit, or granting any other accommodation to or for the benefit of any Borrower), if the following conditions are not satisfied on such date and upon giving effect thereto:
(a)    No Default or Event of Default exists;

(b)    The representations and warranties of each Obligor in the Loan Documents are true and correct (except for representations and warranties that relate solely to an earlier date);
(c)    All conditions precedent in any Loan Document are satisfied;
(d)    No event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect; and
(e)    With respect to a Letter of Credit issuance, all LC Conditions are satisfied.
Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. As an additional condition to a credit extension, Agent may request any other information, certification, document, instrument or agreement as it deems appropriate.
6.4    Post-Closing Requirements. Borrowers shall deliver to Agent each of the following items in form and substance satisfactory to Agent within the time periods set forth below (or such later date as determined by Agent in its discretion):
6.4.1    Within 45 days after the U.S. Closing Date, Agent shall have received the Related Real Estate Documents for all Real Estate subject to a Mortgage.
6.4.2    Within 45 days after the U.S. Closing Date, Agent shall have received evidence that Borrower has separated its collections and disbursement accounts into separate Deposit Accounts.
SECTION 7.    COLLATERAL
7.1    Grant of Security Interest. To secure the prompt payment and performance of its Obligations, each U.S. Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such U.S. Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:
(a)    all Accounts;
(b)    all Chattel Paper, including electronic chattel paper;
(c)    all Commercial Tort Claims, including those shown on Schedule 9.1.16;
(d)    all Deposit Accounts;
(e)    all Documents;
(f)    all General Intangibles, including Intellectual Property;

(g)    all Goods, including Inventory, Equipment and fixtures;
(h)    all Instruments;
(i)    all Investment Property;
(j)    all Letter-of-Credit Rights;
(k)    all Supporting Obligations;
(l)    all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;
(m)    all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and
(n)    all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.
Notwithstanding anything herein to the contrary, in no event shall the Collateral include (nor shall any defined term used herein include), and no Obligor shall be deemed to have granted a Lien in, any of such Obligor’s right, title or interest in any of the following property (collectively, the “Excluded Collateral”):
(a)    solely as it relates to U.S. Collateral (x) any of the outstanding voting equity interests or other ownership interests of a Foreign Subsidiary in excess of 65% of the voting power of all classes of equity interests or other ownership interests of such Foreign Subsidiary entitled to vote, (y) any of the outstanding equity interests or other ownership interests of a Subsidiary of a Foreign Subsidiary and (z) any assets of a Foreign Subsidiary or any subsidiary thereof;
(b)    (x) any lease, license, contract, agreement, legal requirement or other third party arrangement, as such, or the assets subject thereto, if under the terms of such lease, license, contract, agreement, legal requirement or other third party arrangement, or Applicable Law with respect thereto, the valid grant of a Lien therein or in such assets to Agent is prohibited, prevented or conditioned and such prohibition, prevention or condition has not been or is not waived or the consent of the other party to such lease, license, contract, agreement, legal requirement or other third party arrangement has not been or is not otherwise obtained or under Applicable Law such prohibition, prevention or condition cannot be waived and (y) any assets which, if subject to this Agreement, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to such Obligor in respect of those assets; provided, that the foregoing exclusion shall in no way be (1) construed to apply if any such prohibition would be rendered ineffective under the Uniform Commercial Code other applicable law or principles of equity, (2) construed so as to limit, impair or otherwise affect Agent’s unconditional continuing Lien upon any rights or interests of such Obligor in or to the proceeds thereof, including monies due or to become due under any such lease, license, contract, or agreement (including any Accounts), in each case, that are not subject to such prohibitions to the extent that such proceeds are not themselves Excluded Collateral, or (3) construed to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, “Collateral” shall include any portion of such lease, license, contract, agreement or assets subject thereto that does not result in such prohibition (it being understood and agreed that such Obligor shall have no obligations to obtain any consent or otherwise cause the Excluded Collateral described in this clause (ii) to constitute Collateral);
(c)    any property or property right of such Obligor to the extent and for so long as the grant of a security interest pursuant to this Agreement in such Obligor’s right, title or interest therein is prohibited by applicable law or regulation;
(d)    any leasehold Real Estate that has 30 years or less to run on the lease or a rent-rack payable in respect thereof or any fee-owned Real Estate with a fair market value less than $2,000,000 (other than fee-owned Real Estate in existence on the U.S. Closing Date which is to be subject to Agent’s Lien pursuant to Section 6.4.1);
(e)    any “intent to use” trademark applications for which a statement of use has not been filed and accepted with the U.S. Patent and Trademark Office (but only until such statement has been filed and accepted with the U.S. Patent and Trademark Office);
(f)    any assets to the extent that a security interest in such assets would reasonably be expected to result in materially adverse tax consequences as reasonably determined by the Borrowers and Agent;
(g)    other than with respect to Dutch Collateral and as necessary with respect to Account Debtor Approved Countries, any assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets;
(h)    any Intellectual Property owned by Super Micro Computer Holdings CV;
(i)    those assets as to which Agent and Borrowers reasonably agree that the cost of obtaining such a Lien or perfection thereof are excessive in relation to the practical benefit to Lenders of the security to be afforded thereby;
(j)    property (and the proceeds thereof) subject to a purchase money security interest or capitalized leases only to the extent and for so long as the contract or other agreement pursuant to which such Lien is granted prohibits the creation of any other Lien on such property (other than to the extent any such prohibition would be rendered ineffective under the Uniform Commercial Code or other applicable law or principles of equity); and
(k)    the Excluded Accounts and the funds and other property held in, credited thereto or maintained in any such Excluded Account;
; provided that (i) “Excluded Collateral” shall not include any proceeds, products, substitutions or replacements of any Excluded Collateral (unless such proceeds, products, substitutions or replacements constitute Excluded Collateral) and (ii) none of the representations and warranties herein or in any other Loan Document shall be deemed to apply to property constituting Excluded Collateral.
7.2    Lien on Deposit Accounts; Cash Collateral.
7.2.1    Deposit Accounts. To further secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Obligor, including sums in any blocked, lockbox, sweep or collection account. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained for such Obligor, without inquiry into the authority or right of Agent to make such request.
7.2.2    Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (with the consent of Obligors, provided no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for its Obligations, each Obligor hereby grants to Agent a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a segregated cash collateral account or otherwise. Agent may apply Cash Collateral to payment of such Obligations as they become due, in such order as Agent may elect. All Cash Collateral and related deposit accounts shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral until Full Payment of the Obligations.
7.3    Real Estate Collateral.
7.3.1    Lien on Real Estate. The Obligations shall be secured by Mortgages upon all Real Estate owned by Borrowers, including the Real Estate set forth on Schedule 7.3. The Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby. If any Borrower acquires Real Estate hereafter, Borrowers shall promptly notify Agent and, within 60 days, execute, deliver and record a first-priority Mortgage, in form and substance satisfactory to Agent, together with all Related Real Estate Documents.

7.3.2    Collateral Assignment of Leases. To further secure the prompt payment and performance of its Obligations, each Borrower hereby transfers and assigns to Agent all of such Borrower’s right, title and interest in, to and under all now or hereafter existing leases of Real Estate to which such Borrower is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof; provided that, Borrower shall not be obligated under this Section to transfer or assign to Agent any leases of Real Estate that are included in the definition of Excluded Collateral.
7.4    Other Collateral.
7.4.1    Commercial Tort Claims. Obligor shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent.
7.4.2    Certain After-Acquired Collateral. Obligor shall promptly (a) notify Agent if a Obligor obtains an interest in any Deposit Account, Chattel Paper, Document, Instrument, Intellectual Property, Investment Property or Letter-of-Credit Rights, and (b) upon request, take such actions as Agent deems appropriate to effect its perfected, first priority Lien on such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If Collateral is in the possession of a third party, at Agent’s request, Obligor shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.
7.4.3    Equity Interests. Each Obligor shall, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly-owned Subsidiary and that Agent shall have, (i) for the benefit of Agent and U.S. Lenders, a first priority Lien (subject to Permitted Liens) on all Equity Interests of each Subsidiary of a U.S. Obligor, provided that no U.S. Obligor shall be required to pledge more than 65% of the voting Equity Interests (within the meaning of Section 1.956-2(c)(2) of the U.S. Treasury Regulations) of any first-tier Foreign Subsidiary as U.S. Collateral for the U.S. Obligations and (ii) for the benefit of Agent and Dutch Lenders, with respect to a Dutch Obligor, a first-priority Lien (subject to Permitted Liens) on all Equity Interests of each Subsidiary of a Dutch Obligor and Guarantor of the Dutch Obligations. In the event that any additional Equity Interests shall be issued by any Subsidiary, the applicable Dutch Obligor shall or shall cause each of its Subsidiaries to, concurrently with such issuance, deliver to Agent to the extent required by the applicable Loan Documents the certificates evidencing such Equity Interests, accompanied by undated powers executed in blank and to take such other action as Agent shall reasonably request to perfect the security interest created therein pursuant to such Loan Documents.
7.5    Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of

Borrowers relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.
7.6    Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Borrowers shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the U.S. Closing Date to effect or perfect its Lien on any U.S. Collateral and the Dutch Closing Date to effect or perfects its Lien on the Dutch Collateral.
SECTION 8.    COLLATERAL ADMINISTRATION
8.1    Borrowing Base Reports.
8.1.1    Dutch Borrowing Base Reports. (i) so long as no Trigger Period exists, by the 20th day of each month, Dutch Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Dutch Lenders) a Dutch Borrowing Base Report as of the close of business of the previous month, (ii) during the existence of a Trigger Period, by the second Business Day of each week, Dutch Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Dutch Lenders) a Dutch Borrowing Base Report as of the close of business of the previous week, and (iii) at such other times as Agent may request. All information (including calculation of Dutch Availability) in a Dutch Borrowing Base Report shall be certified by Dutch Borrowers. Agent may from time to time adjust such report (a) to reflect Agent’s reasonable estimate of declines in value of Dutch Collateral, due to collections received in the applicable Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Dutch Collateral; and (c) to the extent any information or calculation does not comply with this Agreement.
8.1.2    U.S. Borrowing Base Reports. (i) so long as no Trigger Period exists, by the 20th day of each month, U.S. Borrowers shall deliver to Agent (and Agent shall promptly deliver same to U.S. Lenders) a U.S. Borrowing Base Report as of the close of business of the previous month, (ii) during the existence of a Trigger Period, by the second Business Day of each week, U.S. Borrowers shall deliver to Agent (and Agent shall promptly deliver same to U.S. Lenders) a U.S. Borrowing Base Report as of the close of business of the previous week, and (iii) at such other times as Agent may request. All information (including calculation of U.S. Availability and Global Availability) in a U.S. Borrowing Base Report shall be certified by U.S. Borrowers. Agent may from time to time adjust such report (a) to reflect Agent’s reasonable estimate of declines in value of U.S. Collateral, due to collections received in the applicable Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting U.S. Collateral; and (c) to the extent any information or calculation does not comply with this Agreement.

8.2    Accounts.
8.2.1    Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall also provide to Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Credit Insured Accounts or Eligible Non-Credit Insured Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.
8.2.2    Taxes. If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.
8.2.3    Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.
8.2.4    Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which prior to the Conversion Date shall be exercised at all times and after the Conversion Date may only be exercised by Agent during any Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. Prior to the Conversion Date and during a Trigger Period upon and after the Conversion Date, if a Dominion Account is not maintained with Bank of America, Agent may require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5    Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.
8.3    Inventory.
8.3.1    Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count.
8.3.2    Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default, Dutch Overadvance, U.S. Overadvance or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $1,000,000; and (d) any payment received by a Borrower for a return is promptly remitted to Agent for application to the Obligations.
8.3.3    Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.
8.4    Equipment.
8.4.1    Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2    Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.
8.4.3    Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that its value and operating efficiency are preserved at all times, reasonable wear and tear excepted. Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. No Borrower shall permit any Equipment to become affixed to Real Estate unless any landlord or mortgagee delivers a Lien Waiver.
8.5    Deposit Accounts. Schedule 8.5 lists all Deposit Accounts maintained by Borrowers, including Dominion Accounts. Each Borrower shall take all actions necessary to establish Agent’s first priority Lien on each Deposit Account other than Excluded Accounts. Borrowers shall be the sole account holders of each Deposit Account and shall not allow any Person (other than Agent and the depository bank) to have control over their Deposit Accounts or any Property deposited therein. Borrowers shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.
8.6    General Provisions.
8.6.1    Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.
8.6.2    Insurance of Collateral; Condemnation Proceeds.
(a)    Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best rating of at least A+, unless otherwise approved by Agent in its discretion) satisfactory to Agent; provided, that if Real Estate secures any Obligations, flood hazard diligence, documentation and insurance for such Real Estate shall comply with all Flood Laws or shall otherwise be satisfactory to all Lenders. All proceeds under each policy shall be payable to Agent. From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever;

and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers may (i) settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent and (ii) later cancel any insurance purchased by Agent, but only after providing Agent with evidence reasonably satisfactory to Agent that Borrowers have obtained insurance as required by this Agreement. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.
(b)    Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent. Any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolver Loans, and then to other Obligations.
(c)    If requested by Borrowers in writing within 15 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $1,000,000.
8.6.3    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4    Defense of Title. Each Borrower shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.
8.7    Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may (but shall have no obligation to), without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:
(a)    Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and
(b)    During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; (xii) exercise any voting or other rights under or with respect to any Investment Property; and (xiii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.
SECTION 9.    REPRESENTATIONS AND WARRANTIES
9.1    General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, each Borrower represents and warrants that:

9.1.1    Organization and Qualification. Each Borrower and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an EEA Financial Institution.
9.1.2    Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require imposition of a Lien (other than Permitted Liens) on any Obligor’s Property.
9.1.3    Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
9.1.4    Capital Structure. Schedule 9.1.4 shows, for each Borrower and Subsidiary, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the U.S. Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or Subsidiary.
9.1.5    Title to Properties; Priority of Liens. Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. No Real Estate is located in a special flood hazard zone, except as disclosed on Schedule 9.1.5. Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.
9.1.6    Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, Eligible Credit Insured Accounts or Eligible Non-Credit Insured Accounts, on

all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account shown as an Eligible Credit Insured Accounts or Eligible Non-Credit Insured Accounts in any Borrowing Base Report, that:
(a)    it is genuine and in all respects what it purports to be;
(b)    it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(c)    it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available to Agent on request;
(d)    it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency of any kind;
(e)    no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;
(f)    no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and
(g)    to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
9.1.7    Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since December 31, 2017, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Borrower and Subsidiary is Solvent.
9.1.8    Surety Obligations. No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.
9.1.9    Taxes. Each Borrower and Subsidiary has filed all federal, state and local income tax returns and other material tax returns or other reports that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.
9.1.10    Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.
9.1.11    Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 9.1.11, no Borrower or Subsidiary pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary is shown on Schedule 9.1.11.
9.1.12    Governmental Approvals. Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
9.1.13    Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law. No Inventory has been produced in violation of the FLSA.
9.1.14    Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, no Borrower’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Borrower or Subsidiary has received any Environmental Notice. No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.
9.1.15    Burdensome Contracts. No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.
9.1.16    Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Borrower or Subsidiary. Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000). No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.
9.1.17    No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money. There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.
9.1.18    ERISA. Except as could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect:
(a)    (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws, (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification and (iii) each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.
(b)    (i) There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, and (ii) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%; and no Obligor or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%; (iii) no Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.
(d)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
9.1.19    Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary. There exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the U.S. Closing Date.

9.1.20    Labor Relations. Except as described on Schedule 9.1.20, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.
9.1.21    Payable Practices. No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the U.S. Closing Date.
9.1.22    Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
9.1.23    Margin Stock. No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Revolver Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.
9.1.24    OFAC. No Borrower, Subsidiary, or any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a Designated Jurisdiction.
9.1.25    Anti-Corruption Laws. Each Borrower and Subsidiary has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
9.1.26    Dutch Works Councils Act. At the Dutch Closing Date and at the time of delivery of each Borrowing Base Certificate, all requirements under the Dutch Works Councils Act have been complied with by each Dutch Obligor in respect of the execution, delivery and performance of the terms and provisions of each of the Loan Documents to which it is party and no advice is required to be sought from any works council of a Dutch Obligor in respect of the execution, delivery and performance of the terms and provisions of each of the Loan Documents to which it is party and the transactions contemplated thereby since no works council has been established or is in the process of being established for the Dutch Obligors’ business.
9.1.28    Centre of Main Interests. For the purposes of the Insolvency Regulation, each Dutch Obligor’s centre of main interest (as that term is used in Article 3(1) of the

Insolvency Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.
9.1.30    Advanced Business Computer, Inc. Advanced Business Computer, Inc. has no material assets nor material liabilities and is a Dormant subsidiary of Borrower.
9.2    Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.
SECTION 10.    COVENANTS AND CONTINUING AGREEMENTS
10.1    Affirmative Covenants. As long as any Revolver Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:
10.1.1    Inspections; Appraisals.
(a)    Permit Agent from time to time, subject (unless a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.
(b)    Reimburse Agent for all its charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, (x) prior to the Conversion Date, up to two times per Loan Year and (y) after the Conversion Date, up to one time per Loan Year; and (ii) (x) prior to the Conversion Date, up to two appraisals of Inventory per Loan Year and (y) after the Conversion Date, up to one appraisal of Inventory per Loan Year; provided, that if an examination or appraisal is initiated during a Default or Event of Default or during a Loan Year in which a Due Diligence Trigger Period exists or existed, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits. Borrowers shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Dutch Borrowing Base or U.S. Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the

Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent.
10.1.2    Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:
(a)    as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity for such Fiscal Year, on consolidated and consolidating bases for Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;
(b)    as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year‑end adjustments and the absence of footnotes
(c)    as soon as available, and in any event within 45 days after the end of each Fiscal Quarter (but within 60 days after the last Fiscal Quarter in a Fiscal Year), unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year‑end adjustments and the absence of footnotes;
(d)    concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(e)    concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;
(f)    not later than 30 days prior to the end of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow, Global Availability, Dutch Availability and U.S. Availability for the next Fiscal Year, month by month;
(g)    at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;
(h)    promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;
(i)    promptly after the filing thereof, copies each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by an Obligor or ERISA Affiliate with the Internal Revenue Service with respect to a Pension Plan; and, upon the reasonable request of any Lender, any other annual governmental report filed in connection with any Plan or Foreign Plan;
(j)    such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business; and
(k)    as soon as available, and in any event within 120 days after the close of each Fiscal Year, financial statements for each Guarantor, in form and substance satisfactory to Agent.
10.1.3    Notices. Notify Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA,

OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; or (k) any opening of a new office or place of business, at least 30 days prior to such opening.
10.1.4    Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.
10.1.5    Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.
10.1.6    Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.
10.1.7    Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best rating of at least A+, unless otherwise approved by Agent in its discretion) satisfactory to Agent, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, errors and omissions, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $50,000,000, with deductibles and subject to an endorsement or assignment satisfactory to Agent.
10.1.8    Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all royalties and other amounts when due under any

License; and notify Agent of any default or breach asserted by any Person to have occurred under any License.
10.1.9    Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.
10.1.10     Anti-Corruption Laws. Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.
10.1.11     Dutch Works Councils Act. Each Dutch Obligor shall comply with the requirements of the Dutch Works Councils Act in respect of its execution, delivery and performance of the terms and provisions of each of the Loan Documents to which it is party and the transactions contemplated thereby.
10.1.12     Centre of Main Interests. Each Dutch Obligor shall maintain its “centre of main interests” in the Netherlands for the purposes of the Insolvency Regulation.
10.2    Negative Covenants. As long as any Revolver Commitments or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:
10.2.1    Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:
(a)    the Obligations;
(b)    Subordinated Debt;
(c)    Permitted Purchase Money Debt;
(d)    Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the U.S. Closing Date with respect to U.S. Borrower and Dutch Closing Date with respect to Dutch Borrower and not satisfied with proceeds of the applicable initial Revolver Loans;
(e)    Debt with respect to Bank Products incurred in the Ordinary Course of Business;
(f)    Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $2,000,000 in the aggregate at any time;
(g)    Permitted Contingent Obligations;

(h)    Refinancing Debt as long as each Refinancing Condition is satisfied;
(i)    the Taiwan Debt;
(j)    The Debt on account of Permitted Intercompany Loans; and
(k)    Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $5,000,000 in the aggregate at any time.
10.2.2    Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a)    Liens in favor of Agent;
(b)    Purchase Money Liens securing Permitted Purchase Money Debt;
(c)    Liens for Taxes not yet due or being Properly Contested;
(d)    statutory Liens (other than Liens for Taxes or imposed under ERISA or the Code with respect to any Pension Plan or Multiemployer Plan) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;
(e)    Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Agent’s Liens and are required or provided by law;
(f)    Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;
(g)    Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;
(h)    easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;
(i)    normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)    Liens on assets (other than Accounts and Inventory) acquired in a Permitted Acquisition, securing Debt permitted by Section 10.2.1(f);
(k)    All exceptions to title to the Real Estate contained in the title policies issued and approved in writing by Agent covering the Mortgages; and
(l)    existing Liens shown on Schedule 10.2.2.
10.2.3    Reserved.
10.2.4    Distributions; Upstream Payments. Declare or make any Distributions, except (i) Upstream Payments and (ii) after the Conversion Date, any Distribution so long as the Payment Conditions are satisfied with respect to such Distribution; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the U.S. Closing Date as shown on Schedule 9.1.15.
10.2.5    Restricted Investments. Make any Restricted Investment.
10.2.6    Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to a Borrower.
10.2.7    Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) as long as no Default or Event of Default exists, intercompany loans by a U.S. Borrower to another U.S. Borrower and by a Dutch Borrower to another Dutch Borrower and (e) Permitted Intercompany Loans.
10.2.8    Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the U.S. Closing Date with respect to the U.S. Borrower and the Dutch Closing Date with respect to the Dutch Borrower (or, in each case, as amended thereafter with the consent of Agent); provided that at any time after the Conversion Date, Borrowers may make payments of principal, interest and fees otherwise prohibited above so long as the Payment Conditions are satisfied with respect to such payment.

10.2.9    Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (a) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; or (b) Permitted Acquisitions.
10.2.10    Subsidiaries. Form or acquire any Subsidiary after the U.S. Closing Date, except in accordance with Sections 10.1.9, 10.2.5 and 10.2.9; or permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.
10.2.11    Organic Documents. Amend, modify or otherwise change any of its Organic Documents, except in connection with a transaction permitted under Section 10.2.9.
10.2.12    Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.
10.2.13    Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.
10.2.14    Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the U.S. Closing Date with respect to U.S. Borrower and the Dutch Closing Date with respect to Dutch Borrower; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.
10.2.15    Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.
10.2.16     Conduct of Business. Engage in any business, other than its business as conducted on the U.S. Closing Date and any activities incidental thereto.
10.2.17    Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely among Borrowers; (d) transactions with Affiliates consummated prior to the U.S. Closing Date with respect to U.S. Borrower and the Dutch Closing Date with respect to Dutch Borrower, in each case, as shown on Schedule 10.2.17; (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; and (f) Permitted Intercompany Loans.

10.2.18     Plans. Become party to any Multiemployer Plan or any Foreign Plan that is substantially similar to a Multiemployer Plan, other than any in existence on the U.S. Closing Date.
10.2.19    Amendments to Subordinated Debt. Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof.
10.2.20     Advanced Business Computer, Inc. Advanced Business Computer, Inc. shall have no material assets nor material liabilities and shall continue to be a Dormant subsidiary of Borrower.
10.3    Financial Covenants. As long as any Revolver Commitments or Obligations are outstanding, Borrowers shall:
10.3.1     Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for each 12-month period of at least 1.00 to 1.00 while a Trigger Period is in effect, measured for the most recent period for which financial statements were delivered hereunder prior to the Trigger Period and each period ending thereafter until the Trigger Period is no longer in effect.
SECTION 11.    EVENTS OF DEFAULT; REMEDIES ON DEFAULT
11.1    Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a)    Any Borrower fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);
(b)    Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;
(c)    A Borrower breaches or fail to perform any covenant contained in Section 6.4, 7.2, 7.3, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3;
(d)    An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;
(e)    A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);
(f)    Any breach or default of an Obligor occurs under (i) any Hedging Agreement; or (ii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $1,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;
(g)    Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $1,000,000 (net of insurance coverage therefor that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect;
(h)    A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $1,000,000;
(i)    An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;
(j)    An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)    The occurrence of (i), (ii), or (iii), which, whether individually or in the aggregate, results in liability in excess of $10,000,000 imposed on an Obligor (including liabilities imposed on an ERISA Affiliate that are not paid by the ERISA Affiliates), (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; (ii) an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or (iii) any event similar to the foregoing occurs or exists with respect to a Foreign Plan;
(l)    A Dutch Works Councils Act Event occurs;
(m)    An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or
(n)    A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect.
11.2    Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:
(a)    declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;
(b)    terminate, reduce or condition any Revolver Commitment or adjust the Dutch Borrowing Base or U.S. Borrowing Base;
(c)    require Obligors to Cash Collateralize their LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)    exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.
11.3    License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.
11.4    Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5    Remedies Cumulative; No Waiver.
11.5.1    Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.
11.5.2    Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.
SECTION 12.    AGENT
12.1    Appointment, Authority and Duties of Agent.
12.1.1    Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone is authorized to determine eligibility and applicable advance rates under the Dutch Borrowing Base or U.S. Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.
12.1.2    Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.
12.1.3    Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
12.1.4    Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.
12.2    Agreements Regarding Collateral and Borrower Materials.
12.2.1    Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien on any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
12.2.2    Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.
12.2.3    Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.
12.3    Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.
12.4    Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.
12.5    Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Dominion Account without Agent’s prior consent.
12.6    Indemnification. EXCEPT FOR LOSSES DIRECTLY AND SOLELY CAUSED BY AGENT INDEMNITEES’ AND ISSUING BANK INDEMNITEES’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT THAT IS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.
12.7    Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.
12.8    Successor Agent and Co-Agents.
12.8.1    Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers. If no successor is appointed by the effective date of Agent’s resignation, then on such date, Agent may appoint a successor acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required Lenders shall automatically assume all rights and duties of Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.
12.8.2    Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9    Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.
12.10    Remittance of Payments and Collections.
12.10.1    Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Agent by 1:00 p.m. on a Business Day, then payment shall be made by the Secured Party by 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.
12.10.2    Failure to Pay. If any Secured Party fails to deliver when due any amount payable by it to Agent hereunder, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate. In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.
12.10.3    Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If Agent is required to return any amounts applied by it to Obligations held by a Secured Party, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.
12.11    Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.
12.12    Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.
12.13    Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.6, 12, 14.3.3 and 14.16, and agrees to hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.
12.14    No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.
12.15    Appointment of Agent as security trustee for U.K. Security Documents. For the purposes of any Liens or Collateral created under each security document executed by any Credit Party and governed by English law in favor of the Agent (the “U.K. Security Documents”), the following additional provisions shall apply, in addition to the provisions set out in Section 12 or otherwise hereunder.
12.15.1     In this Section 12.15, the following expressions shall have the following meanings:
(a)    “Appointee” shall mean any receiver, administrator or other insolvency officer appointed in respect of any Obligor or its assets.

(b)    “Charged Property” shall mean the assets of the Obligors subject to a security interest under the Dutch U.K. Security Documents.
(c)    “Delegate” shall mean any delegate, agent, attorney or co-trustee appointed by the Agent (in its capacity as security trustee).
12.15.2     The Secured Parties appoint the Agent to hold the security interests constituted by the U.K. Security Documents on trust for the Secured Parties on the terms of the Loan Documents and the Agent accepts that appointment.
12.15.3     The Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents; and (ii) its engagement in any kind of banking or other business with any Obligor.
12.15.4     Nothing in this Agreement constitutes the Agent as a trustee or fiduciary of, nor shall the Agent have any duty or responsibility to, any Obligor.
12.15.5     The Agent shall have no duties or obligations to any other person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.
12.15.6     The Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the U.K. Security Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.
12.15.7     The Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Agent by the U.K. Security Documents as may be conferred by the instrument of appointment of that person.
12.15.8     The Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).
12.15.9     The Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Agent.

12.15.10    Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Agent (in its capacity as security trustee) under the U.K. Security Documents, and each reference to the Agent (where the context requires that such reference is to the Agent in its capacity as security trustee) in the provisions of the U.K. Security Documents which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.
12.15.11    Each Secured Party confirms its approval of the U.K. Security Documents and authorizes and instructs the Agent: (i) to execute and deliver the U.K. Security Documents; (ii) to exercise the rights, powers and discretions given to the Agent (in its capacity as security trustee) under or in connection with the U.K. Security Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Agent (in its capacity as security trustee) on behalf of the Secured Parties under the U.K. Security Documents.
12.15.12    The Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.
12.15.13    Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a U.K. Security Document and accordingly authorizes: (a) the Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (b) the Land Registry (or other relevant registry) to register the Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.
12.15.14    Except to the extent that a U.K. Security Document otherwise requires, any moneys which the Agent receives under or pursuant to a U.K. Security Document may be: (a) invested in any investments which the Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Agent) on terms that the Agent thinks fit, in each case in the name or under the control of the Agent, and the Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, and shall pay them to the Lenders on demand.
12.15.15    On a disposal of any of the Charged Property which is permitted under the Loan Documents, the Agent shall (at the reasonable cost of the Obligors) execute any release of the U.K. Security Documents or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Agent (acting reasonably) considers desirable.
12.15.16    The Agent shall not be liable for:
(a)    any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by a U.K. Security Document;

(b)    any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a U.K. Security Document;
(c)    the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or
(d)    any shortfall which arises on enforcing a U.K. Security Document.
12.15.17    The Agent shall not be obligated to:
(a)    obtain any authorization or environmental permit in respect of any of the Charged Property or a U.K. Security Document;
(b)    hold in its own possession a U.K. Security Document, title deed or other document relating to the Charged Property or a U.K. Security Document;
(c)    perfect, protect, register, make any filing or give any notice in respect of a U.K. Security Document (or the order of ranking of a U.K. Security Document), unless that failure arises directly from its own gross negligence or willful misconduct; or
(d)    require any further assurances in relation to a U.K. Security Document.
12.15.18    In respect of any U.K. Security Document, the Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.
12.15.19    In respect of any U.K. Security Document, the Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Agent has failed to do so within fourteen (14) days after receipt of that request.
12.15.20    Every appointment of a successor Agent under a U.K. Security Document shall be by deed.
12.15.21    Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Agent in relation to the trusts constituted by this Agreement.
12.15.22    In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this

Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK).
12.15.23    The perpetuity period under the rule against perpetuities if applicable to this Agreement and any U.K. Security Document shall be 80 years from the date of this Agreement.
12.16    Parallel Debt Undertaking.
12.16.1     The parallel debt undertaking created hereunder (“Parallel Debt Undertaking”) is constituted in order to secure the prompt and complete satisfaction of any Dutch Obligations. The Parallel Debt Undertaking shall also cover any future extension, prolongation, increase or novation of the Dutch Obligations.
12.16.2     For the purposes of taking and ensuring the continuing validity of Liens under those Security Documents subject to the laws of the Netherlands (the “Parallel Obligations Security Documents”) and such other jurisdictions as the Secured Parties and the Obligors (each acting reasonably) agree, notwithstanding any contrary provision in this Agreement:
(a)    each Obligor irrevocably and unconditionally agrees and undertakes with the Agent and each Secured Party (other than the Agent) acknowledges that, for the purpose of the granting the Collateral under the Parallel Obligations Security Documents (the “Parallel Obligations Collateral”) that each Obligor shall pay to the Agent amounts equal to, and in the currency of, all present and future amounts owing by it to the Secured Parties under the Loan Documents (“Original Obligations”) as and when the same fall due for payment under the relevant Loan Documents and in respect of any Obligations (together with the obligation described in paragraph (e) below, the “Parallel Obligations”);
(b)    each of the Obligors and each Secured Party (other than the Agent) acknowledges that, under the Parallel Obligations Security Documents, the rights of the Agent to demand payment of the Parallel Obligations shall be independent and several from the rights of the other Secured Parties to demand payment of the Original Obligations, provided that the payment by an Obligor of its Parallel Obligations to the Agent in accordance with this Section 12.16 shall also discharge (in the amount and in the currency of the relevant payment) the corresponding Original Obligations and vice versa the payment by an Obligor of all or part of its Original Obligations in accordance with the provisions of the Loan Documents and in respect of the Dutch Obligations shall also discharge (in the amount of the payment) the corresponding Parallel Obligations. The amount of the Parallel Obligations of an Obligor shall at all times be equal to the amount of its Original Obligations;

(c)    despite the foregoing, any payment under the Parallel Obligations Security Documents shall be made to the Agent unless expressly stated otherwise in any Parallel Obligations Security Document or unless the Agent directs such payment to be made to a person other than the Agent;
(d)    the Agent, the Obligors and each of the other Secured Parties agree that, under the Parallel Obligations Security Documents, the Agent shall be the joint and several creditor (together with the relevant other Secured Party) of each and every obligation of the Obligors towards that other Secured Party under the Loan Documents and in respect of the Dutch Obligations, and that accordingly the Agent will have its own and independent right to demand performance by the Obligors of those obligations in full;
(e)    the Parallel Obligations are owed to the Agent in its own name on behalf of itself and not as agent or representative of any other person nor as trustee and the Parallel Debt Security shall secure the Parallel Obligations so owing and its claims in respect of the Parallel Obligations shall not be held on trust. The Parallel Obligations Collateral granted under the Parallel Obligation Security Documents to the Agent to secure the Parallel Obligations is granted to the Agent in its capacity as creditor of the Parallel Obligations and shall not be held on trust;
(f)    without limiting or affecting the Agent’s right to protect, preserve or enforce its rights under any Parallel Obligations Collateral, the Agent undertakes to each Secured Party not to exercise its rights in respect of the Parallel Obligations without the consent of the relevant Secured Parties. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Agent’s right to act in the protection or preservation of rights under any Parallel Obligations Security Documents or to enforce any Parallel Obligations Collateral as contemplated by this Agreement, the relevant Parallel Obligations Security Document or any other Loan Document or in respect of any Dutch Obligations (or to do any act reasonably incidental to the foregoing); and
(g)    the Agent shall distribute any amount so received to the Secured Parties in accordance with the terms of this Agreement as if such amounts had been received in respect of the Original Obligations.
12.16.3     Upon complete and irrevocable satisfaction of the Dutch Obligations, the Agent shall as soon as reasonably practical at the cost and expense of the Obligors release the Parallel Debt Undertaking.
SECTION 13.    BENEFIT OF AGREEMENT; ASSIGNMENTS
13.1    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Revolver Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.
13.2    Participations.
13.2.1    Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Revolver Loans and Revolver Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.
13.2.2    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Revolver Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Revolver Loan or Revolver Commitment, or releases any Borrower, Guarantor or substantially all Collateral.
13.2.3    Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Revolver Commitments, Revolver Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code or U.S. Treasury Regulations, including under Section 5f.103-1(c) of the U.S. Treasury Regulations.

13.2.4    Benefit of Setoff. Each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.
13.3    Assignments.
13.3.1    Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $5,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording; and (d) the Eligible Assignee is a Non-Public Lender. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank or any central bank; provided, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.
13.3.2    Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.
13.3.3    Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the

Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.
13.3.4    Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Revolver Commitments of, and the Revolver Loans, interest and LC Obligations owing to, each Lender or Issuing Bank, as the case may be. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent, Lenders and Issuing Bank shall treat each Person recorded in such register as a Lender or Issuing Bank, as the case may be, for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.
13.4    Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.
13.5    Disqualified Institutions.
13.5.1    So long as no Event of Default exists under Section 11.1(a) or 11.1(j), no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless Borrowers have consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by Borrowers of an Assignment with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 13.5.1 shall not be void, but the other provisions of this Section 13.5 shall apply.
13.5.2    If any assignment or participation is made to any Disqualified Institution without Borrowers’ prior written consent in violation of Section 13.5.1 above, Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and Agent, (A) terminate the Revolver Commitments of such Disqualified Institution and repay all obligations of Borrower owing to such Disqualified Institution in connection with such Revolver Commitments and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 13), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lowest of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
13.5.3    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by Borrowers, Agent or any other Lender, (y) attend or participate in meetings attended by Lenders and Agent, or (z) access any electronic site established for Lenders or confidential communications from counsel to or financial advisors of Agent or Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting in any Insolvency Proceeding, each Disqualified Institution party hereto hereby agrees (1) not to vote in any such Insolvency Proceeding, (2) if such Disqualified Institution does vote in such Insolvency Proceeding notwithstanding the restriction in the foregoing clause (c), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected a debtor relief plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
13.5.4    Agent shall have the right, and Borrowers hereby expressly authorizes Agent, to (A) post the list of Disqualified Institutions provided by Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

SECTION 14.    MISCELLANEOUS
14.1    Consents, Amendments and Waivers.
14.1.1    Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, that
(a)    without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;
(b)    without the prior written consent of Issuing Bank, no modification shall alter Section 2.3 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;
(c)    without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Revolver Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);
(d)    without the prior written consent of each Lender (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2, 5.6.3, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of Pro Rata or Required Lenders; (iii) release all or substantially all of the Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations;
(e)    without the prior written consent of Supermajority Lenders (except any Defaulting Lender), no modification shall amend the definition of Dutch Borrowing Base, U.S. Borrowing Base, Global Borrowing Base, Dutch Accounts Formula Amount, U.S. Accounts Formula Amount, Dutch Inventory Formula Amount or U.S. Inventory Formula Amount (or any defined term used in such definitions) if the effect of such amendment is to increase borrowing availability;
(f)    without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.6.2; and
(g)    if Real Estate secures any Obligations, no modification of a Loan Document shall add, increase, renew or extend any credit line hereunder until the completion of flood diligence and documentation as required by all Flood Laws or as otherwise satisfactory to all Lenders.

14.1.2    Limitations. The agreement of Borrowers shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.
14.1.3    Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.
14.2    Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.
14.3    Notices and Communications.
14.3.1    Notice Address. Subject to Section 14.3.2, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a U.S. Lender after the U.S. Closing Date or a Dutch Lender after the Dutch Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.5, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.
14.3.2    Communications. Electronic and telephonic communications (including e-mail, messaging, voice mail and websites) may be used only in a manner acceptable to Agent. Secured Parties make no assurance as to the privacy or security of electronic or telephonic communications. E-mail and voice mail shall not be effective notices under the Loan Documents.
14.3.3    Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system.
14.3.4    Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities. Borrowers and Secured Parties acknowledge and agree that the DQ List shall be deemed suitable for posting and may be posted by Agent on the Platform.
14.3.5    Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.
14.4    Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.
14.5    Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.
14.6    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
14.7    Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.
14.8    Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

14.9    Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.
14.10    Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.
14.11    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.
14.12    Confidentiality. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)); (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.
14.13    Reserved.
14.14    Reserved.
14.15    GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
14.16    Consent to Forum; Bail-In of EEA Financial Institutions.
14.16.1    Forum. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN THE BORROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.
14.16.2    Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
14.16.3    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an EEA Financial Institution, any unsecured liability of such Secured Party arising under a Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent, or a bridge institution that may be issued to the party or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.
14.17    Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent, Issuing Bank, Lenders and all other Secured Parties hereby also waive) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against an Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
14.18    Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

14.19    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

U.S. BORROWERS:

SUPER MICRO COMPUTER, INC.,
a Delaware corporation

By: /s/ CHARLES LIANG
Name: Charles Liang
Title: President and CEO
Address:
980 Rock Avenue
San Jose, CA 95131
Attn: Kevin Bauer
Telecopy: (408) 503-8022

LOAN AND SECURITY AGREEMENT
(SMCI)
Signature Page

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By: /s/ CATHERINE T. NGO
Name: Catherine T. Ngo
Title: Senior Vice President

Address:
Bank of America, N.A.
333 S. Hope Street
Suite 1900
Los Angeles, CA 90071
Attn: Portfolio Manager - SMCI

LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

ING CAPITAL LLC,
as a Lender

By: /s/ STEVEN G. FLEENOR
Name: Steven G. Fleenor
Title: Managing Director

By: /s/ JEFFREY CHU
Name: Jeffrey Chu
Title: Vice President

Address:
ING Capital LLC
333 South Grand Avenue, Suite 1600
Los Angeles, CA 90071
Attn: Jeffrey Chu

LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

EAST WEST BANK,
as a Lender

By: /s/ NIMA RASSOULI
Name: Nima Rassouli
Title: Vice President

Address:
135 N. Los Robles Ave. 6th Fl.
Pasadena, CA 91101

Attn: Maurice Yu
Telecopy: 626-817-8863

LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

MB FINANCIAL BANK, N.A.,
as a Lender

By: /s/ TERESA B GERLACH
Name: Teresa B Gerlach
Title: Senior Vice President

Address:
MB Financial Bank, N.A.
6111 N. River Road, 3rd Floor
Rosemont IL 60018
Attn: Brian Roman

LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

CTBC BANK CORP. (USA),
as a Lender

By: /s/ MINGDAO LI
Name: Mingdao Li
Title: SVP & Regional Head

Address:
19620 Stevens Creek Blvd.,
Suite 160
Cupertino, CA 95014
Attn: Michael Lee
Telecopy:
Michael.lee@ctbcbankusa.com

LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

EXHIBIT A
to
Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of April 19, 2018, as amended (“Loan Agreement”), among SUPER MICRO COMPUTER, INC., a Delaware corporation (“SMCI”, together with any other party joined hereto after the U.S. Closing Date as a “U.S. Borrower”, individually, each a “U.S. Borrower” and collectively, the “U.S. Borrowers”), upon the Dutch Closing Date, SUPER MICRO COMPUTER B.V., a private limited liability company formed under the laws of the Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 17102792 (“SMCI BV”, together with any other party joined hereto after the Dutch Closing Date as a “Dutch Borrower”, individually, each a “Dutch Borrower” and collectively, the “Dutch Borrowers”, and together with U.S. Borrowers, individually, a “Borrower” and, collectively, the “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.
______________________________________ (“Assignor”) and _________________________ _____________ (“Assignee”) agree as follows:
1.    Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations, and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.
2.    Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________, and the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]
3.    Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.
4.    This Agreement shall be governed by the laws of the State of ______________.If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.
5.    Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):
__________________________
__________________________
__________________________

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):
__________________________
__________________________
__________________________
__________________________

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Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:
If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):
______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference: _____________________
If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):
______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference: _____________________
IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.
_____________________________________
(“Assignee”)
By___________________________________
Title:
_____________________________________
(“Assignor”)
By___________________________________
Title:

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EXHIBIT B
to
Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of April 19, 2018, as amended (“Loan Agreement”), among SUPER MICRO COMPUTER, INC., a Delaware corporation (“SMCI”, together with any other party joined hereto after the U.S. Closing Date as a “U.S. Borrower”, individually, each a “U.S. Borrower” and collectively, the “U.S. Borrowers”), upon the Dutch Closing Date, SUPER MICRO COMPUTER B.V., a private limited liability company formed under the laws of the Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 17102792 (“SMCI BV”, together with any other party joined hereto after the Dutch Closing Date as a “Dutch Borrower”, individually, each a “Dutch Borrower” and collectively, the “Dutch Borrowers”, and together with U.S. Borrowers, individually, a “Borrower” and, collectively, the “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.
Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations, and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.
For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $_________, and Assignee’s Revolver Commitment to be increased by $_________.
The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:
________________________
________________________
________________________
________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment.
This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.
IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.
_____________________________________
(“Assignee”)
By___________________________________
Title:
_____________________________________
(“Assignor”)
By___________________________________
Title:
ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:
BORROWER AGENT:*
_________________________________
By_______________________________
Title:
* No signature required if Assignee is a Lender, Affiliate of a Lender or Approved Fund, or if an Event of Default exists.
BANK OF AMERICA, N.A.,
as Agent
By_______________________________
Title:

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